                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                Registration File No. 333-135846

                 CWABS Asset-Backed Certificates Trust 2006-SPS2

                                FINAL TERM SHEET

                               [COUNTRYWIDE(R) LOGO]

                           $456,500,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                       ii

                             FREE WRITING PROSPECTUS

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SPS2

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING SEPTEMBER 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

         INITIAL CERTIFICATE
CLASS   PRINCIPAL BALANCE (1)
-----   ---------------------
 A           $315,000,000
 M-1         $ 26,750,000
 M-2         $ 22,500,000
 M-3         $ 13,500,000
 M-4         $ 12,500,000
 M-5         $ 12,250,000
 M-6         $ 11,750,000
 M-7         $ 12,250,000
 M-8         $ 10,750,000
 M-9         $  9,500,000
 B           $  9,750,000
 A-R         $        100

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

                                       iii

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                                     SUMMARY

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-SPS2, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P, Class R and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM
Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of August 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about August 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $40,000 and (y)
October 13, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the Class A
Certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and

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additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the November 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of credit-blemished, closed-end, fixed rate loans that are secured by second liens on one- to four-family residential properties.
We sometimes refer to these loans as home equity loans or mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of August 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Statistical Calculation Date Pool Principal Balance        $503,130,444
Number of Mortgage Loans                                   11,559
Average Current Principal Balance                          $43,527
Range of Current Principal Balances                        $8,228 to $498,526
Weighted Average Mortgage Rate                             11.622%
Range of Mortgage Rates                                    5.625% to 16.625%
Weighted Average Original Combined Loan-to-Value Ratio     96.63%
Percentage of Mortgage Loans with Original Combined
   Loan-to-Value Ratios Greater than 80%                   92.93%
Geographic Concentrations in excess of 10%:
   California                                              21.90%
   Florida                                                 11.63%
Weighted Average Original Term to Stated Maturity          184 months
Weighted Average Remaining Term to Stated Maturity         180 months
Percentage of Mortgage Loans with Prepayment Charges       49.98%
Minimum Credit Bureau Risk Score                           451 points
Maximum Credit Bureau Risk Score                           813 points
Weighted Average Credit Bureau Risk Score                  635 points
Number of Mortgage Loans with Unknown Credit Bureau Risk
   Score                                                   0
Percentage of Mortgage Loans with Unknown Credit Bureau
   Risk Score                                              0.00%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                                                    LAST SCHEDULED      INITIAL      INITIAL     INITIAL
                    INITIAL CERTIFICATE                              DISTRIBUTION       RATING       RATING      RATING
      CLASS        PRINCIPAL BALANCE (1)            TYPE                 DATE        (MOODY'S)(2)   (S&P)(2)   (FITCH)(2)
----------------   ---------------------   ----------------------   --------------   ------------   --------   ----------

OFFERED
CERTIFICATES
A...............      $315,000,000          Senior/Floating Rate       May 2026           Aaa          AAA         AAA
M-1.............      $ 26,750,000         Subordinate/Fixed Rate    February 2026        Aa1          AA+         AA+
M-2.............      $ 22,500,000         Subordinate/Fixed Rate    December 2025        Aa2          AA          AA+
M-3.............      $ 13,500,000         Subordinate/Fixed Rate   September 2025        Aa3          AA-         AA
M-4.............      $ 12,500,000         Subordinate/Fixed Rate      July 2025          A1           A+          AA
M-5.............      $ 12,250,000         Subordinate/Fixed Rate      May 2025           A2            A          AA-
M-6.............      $ 11,750,000         Subordinate/Fixed Rate    February 2025        A3           A-          A
M-7.............      $ 12,250,000         Subordinate/Fixed Rate    November 2024       Baa1         BBB+         A-
M-8.............      $ 10,750,000         Subordinate/Fixed Rate    February 2009       Baa2          BBB        BBB+
M-9.............      $  9,500,000         Subordinate/Fixed Rate    February 2009       Baa3         BBB-         BBB
B...............      $  9,750,000         Subordinate/Fixed Rate    February 2009        Ba1          BB+        BBB-
A-R.............      $        100             REMIC Residual       September 2006        Aaa          AAA         AAA
NON-OFFERED
CERTIFICATES (4)
P...............      $        100(5)        Prepayment Charges           N/A             N/R          N/R         N/R
C...............            N/A                   Residual                N/A             N/R          N/R         N/R
R...............            N/A                  Charge-off               N/A             N/R          N/R         N/R

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S"), Standard
     & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
     ("S&P") and Fitch Ratings ("Fitch"). "N/R" indicates that the rating agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class P, Class C and Class R Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P, Class C and Class R Certificates is provided only to permit a better understanding of the offered certificates.

(4)  The Class P Certificates also will have a notional amount equal to the aggregate stated principal balance of the mortgage loans that contain prepayment charge provisions as of the cut-off date.

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The certificates will also have the following characteristics:

               PASS-THROUGH RATE ON OR     PASS-THROUGH RATE
                   BEFORE OPTIONAL          AFTER OPTIONAL      ACCRUAL   INTEREST ACCRUAL
     CLASS       TERMINATION DATE (1)    TERMINATION DATE (1)    PERIOD      CONVENTION
------------   -----------------------   --------------------   -------   ----------------

OFFERED
CERTIFICATES
A...........      LIBOR + 0.160% (2)      LIBOR + 0.320% (2)      (3)      Actual/360 (4)
M-1.........           6.3150%                  6.8150%           (5)          30/360 (6)
M-2.........           6.3870%                  6.8870%           (5)          30/360 (6)
M-3.........           6.4860%                  6.9860%           (5)          30/360 (6)
M-4.........           6.8060%                  7.3060%           (5)          30/360 (6)
M-5.........           7.0000%                  7.5000%           (5)          30/360 (6)
M-6.........           7.0000%                  7.5000%           (5)          30/360 (6)
M-7.........           7.0000%                  7.5000%           (5)          30/360 (6)
M-8.........           7.0000%                  7.5000%           (5)          30/360 (6)
M-9.........           7.0000%                  7.5000%           (5)          30/360 (6)
B...........           7.0000%                  7.5000%           (5)          30/360 (6)
A-R.........             (7)                      (7)             N/A              N/A
NON-OFFERED
CERTIFICATES
P...........             N/A                      N/A             N/A              N/A
C...........             N/A                      N/A             N/A              N/A
R...........             N/A                      N/A             N/A              N/A

----------
(1)  The pass-through rate of each class of certificates is subject to a cap based on the weighted average net mortgage rates of the mortgage loans
     (called the net rate cap) as further described in the definition of
     "Pass-Through Rate" under "Description of the Certificates--Glossary of
     Terms--Definitions related to Interest Calculations and Distributions".

(2)  The pass-through rate on the Class A Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of One-Month LIBOR".

(3)  The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The Class A Certificates will settle without accrued interest.

(4)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)  The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6)  Interest will accrue at the rate described in this table on the basis of a
     360 day year divided into twelve 30 day months.

(7)  The Class A-R Certificates will not accrue any interest.

                                        4

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DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION                          CLASS OF CERTIFICATES
--------------------------   ---------------------------------------------------
Fixed Rate Certificates:     Subordinated Certificates

Subordinated Certificates:   Class M-1, Class M-2, Class M-3, Class M-4, Class
                             M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
                             Class B Certificates

Offered Certificates:        Class A Certificates, Subordinated Certificates and
                             Class A-R Certificates

Private Certificates:        Class P, Class C and Class R Certificates

RECORD DATE

Class A Certificates:

The business day immediately preceding a distribution date, or if the Class A
Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Offered Certificates other than the Class A Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$20,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.95 and $0.05, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on September 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date).

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of principal payments to be made on the offered certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans. In addition, if a sufficient amount of distributions have been made on the Class P, Class C and Class R Certificates, the amount of principal payments on the Class M-8, Class M-9 and Class B Certificates may
increase.

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                                        5

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period,

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation,

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans,

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest), and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     November 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer,

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer,

o    the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan,

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal),

o    excess interest (to the extent available) to reach or maintain the targeted overcollateralization level as described under "Description of the
     Certificates--Overcollateralization Provisions" in this free writing prospectus,

o    charged-off loan proceeds (to the extent available) as described under
     "--Priority of Distributions; Distributions of Charged-off Loan Proceeds"
     below,

o    if the acceleration tracking amount has been reduced to zero, excess interest (to the extent available) as described under "Description of the
     Certificates--Overcollateralization Provisions" in this free writing prospectus, and

o    the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o    the master servicing fee and additional servicing compensation due to the master servicer,

o    the trustee fee due to the trustee,

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed, and

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate). The master servicer will not be entitled to receive the master servicing fee with

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respect to a charged-off mortgage loan beginning with the due period after the charge-off date.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, interest funds will be distributed in the following order:

o    to the Class A Certificates, current interest and any interest carry forward amount,

o    sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest, and

o    any remaining interest funds to be distributed as part of excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF PRINCIPAL

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal to the Class A Certificates until that class is paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the
Certificates--Distributions--Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the Class A
Certificates, until that class is paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o    the distribution date on which the certificate principal balance of the
     Class A Certificates is reduced to zero; and

o    the later of: (a) the September 2009 distribution date and (b) the first distribution date on which the certificate principal balance of the Class A
     Certificates (after calculating anticipated distributions on such distribution date) is less than or equal to approximately 26.00% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o    to the Class A Certificates, until its certificate principal balance is reduced to zero;

o    from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case until its respective certificate principal balance is reduced to zero; and

o    any remaining principal distribution amount, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:

o    to the Class A Certificates, in an amount up to the senior principal distribution target amount, until its certificate principal balance is reduced to zero;

o    from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class

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     principal distribution target amount for each such class, in each case until its respective certificate principal balance is reduced to zero; and

o    any remaining principal distribution amount, as part of the excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF CHARGED-OFF LOAN PROCEEDS

Any mortgage loan with a scheduled payment that has not been paid in full within
180 days of the due date for the scheduled payment will be a charged-off mortgage loan. The last day of the due period in which the 180th day after the due date related to a delinquent scheduled payment occurs is referred to as the charge-off date. A mortgage loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date will not be a charged-off mortgage loan.

Any net proceeds from the liquidation of a charged-off mortgage loan that are received in any due period after the related charge-off date will be charged-off loan proceeds. Charged-off loan proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity other than the master servicer's expenses in connection with auctions of the charged-off mortgage loans and the related auction fee.

On each distribution date, the charged-off loan proceeds received during the related due period, if any, will be distributed in the following order:

o    to the Class A Certificates, the unpaid realized loss amount for such class, if any, after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds;

o    sequentially, in order of their distribution priorities, to each class of subordinated certificates, the unpaid realized loss amount for each such class, if any, after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds;

o    any remaining charged-off loan proceeds, concurrently as follows:

     o    50% of the remaining charged-off loan proceeds, to the Class R
          Certificates;

     o    50% of the remaining charged-off loan proceeds, sequentially, in the following order of priority:

          o    concurrently, to the Class M-7, Class M-8, Class M-9 and Class B
               Certificates, pro rata, based on their respective certificate principal balances, to reduce their certificate principal
               balances, until their respective certificate principal balances are reduced to zero, and

          o    any remaining amount, to the Class C Certificates.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the certificates by approximately 8.70%.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the aggregate certificate principal balance of the certificates until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the offered certificates if those losses are not otherwise covered by excess cashflow (if any). The required level of overcollateralization may change over time.

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                                        8

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EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, excess cashflow (if any) will be distributed in the following order:

o    to the classes of offered certificates that are entitled to receive principal on that distribution date, to reduce their respective certificate principal balances, to the extent necessary to restore or maintain the required level of overcollateralization;

o    to the Class A Certificates, the unpaid realized loss amount for such class;

o    sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount and then in an amount equal to the unpaid realized loss amount for each such class;

o    concurrently, to each class of interest-bearing certificates, pro rata based on their respective certificate principal balances to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such remaining unpaid net rate carryover;

o    if the acceleration tracking amount (as described under "Description of the
     Certificates--Overcollateralization Provisions" in this free writing prospectus) has been reduced to zero, remaining excess cashflow together with prepayment charges collected during the related prepayment period, to the Class M-8, Class M-9 and Class B Certificates, pro rata, based on their respective certificate principal balances, to reduce their certificate principal balances, until their respective certificate principal balances are reduced to zero;

o    to the Class C Certificates; and

o    to the Class A-R Certificates, as specified in the pooling and servicing agreement, although it is intended that the Class A-R Certificates will not be entitled to any distributions in excess of its certificate principal balance.

SUBORDINATION

The issuance of subordinated classes of certificates by the issuing entity is designed to increase the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

The Class A Certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order. Within the subordinated certificates, the Class
B Certificates have the lowest distribution priority.

Once the protection provided by excess cashflow and overcollateralization is exhausted, subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the Class A Certificates.

ALLOCATION OF REALIZED LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the more senior classes of certificates.
Realized losses on the mortgage loans will be allocated in the following order of priority:

o    to the classes of subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective certificate principal balances are reduced to zero, and

o    to the Class A Certificates, until its certificate principal balance is reduced to zero.

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                                        9

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ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not make any advances with respect to any charged-off mortgage loan after the related charge-off date.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the assets held in the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying
REMICs.

LEGAL INVESTMENT CONSIDERATIONS

The certificates will not be mortgage related securities for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

ERISA CONSIDERATIONS

Generally, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension, employee benefit, or other plan subject to the
Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met.

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                                       10

                                THE MORTGAGE POOL

GENERAL

          Statistical information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
Master Servicing Fee will not be payable for any Charged-off Mortgage Loan beginning with the Due Period immediately after the Charge-off Date. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "--Adjustment to Master Servicing Fee in Connection with
Certain Prepaid Mortgage Loans."

          The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution
Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

          Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal

                                       11

Balances of all other Mortgage Loans that have been so modified since the
Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the
Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home
Loans will remit the purchase price to the Master Servicer for deposit into the
Certificate Account within one Business Day of the purchase of that Mortgage
Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

AUCTION OF CHARGED-OFF MORTGAGE LOANS

          Any Mortgage Loan with a Scheduled Payment that that has not been paid in full within 180 days of the Due Date for such Scheduled Payment will be a
"CHARGED-OFF MORTGAGE LOAN". The last day of the Due Period in which the 180th day after the Due Date related to a delinquent Scheduled Payment occurs is referred to as the "CHARGE-OFF DATE". A Mortgage Loan that has been charged-off by the Master Servicer as bad debt prior to the Charge-off Date will not be a
Charged-off Mortgage Loan.

          The Master Servicer is required under the Pooling and Servicing
Agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Mortgage Loan during the period commencing on the related Charge-off Date and ending one year after the related Charge-off Date (such time period, the "AUCTION PERIOD"). If more than one Charged-off Mortgage Loan exists, the Master Servicer may solicit bids for a single Charged-off Mortgage Loan, a portion of the outstanding
Charged-off Mortgage Loans or all of the outstanding Charged-off Mortgage Loans.
If fewer than two bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will use reasonable efforts to foreclose the property securing the related Charged-off Mortgage Loan to the extent that the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.
If two or more bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will arrange for the sale of the Charged-off Mortgage Loan to the highest bidder. The Master Servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Mortgage Loans from the issuing entity to the purchaser. The Master Servicer will deduct from the proceeds of the sale of such
Charged-off Mortgage Loan its reimbursable expenses incurred in connection with the liquidation and sale of a Charged-off Mortgage Loan and a fee equal to 10%
of the proceeds of the sale of such Charged-off Mortgage Loan.

                                STATIC POOL DATA

          Certain static pool data with respect to the delinquency, cumulative loss and prepayment performance of credit-blemished, fixed rate, closed-end, second lien mortgage loans originated by Countrywide Home Loans is attached as
Exhibit A to this free writing prospectus. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     o    prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006 and information regarding Countrywide Home Loans overall mortgage loan portfolio for the origination years before January 1, 2006; or

     o    in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

          The Characteristics Report contained in Exhibit A identifies the characteristics of all credit-blemished, fixed rate, closed-end, second lien mortgage loans originated by Countrywide Home Loans during each of the 2003,
2004 and 2005 calendar years. The information in the Characteristics Report is based on the characteristics of each mortgage loan as of its origination date.

                                       12

          Each Performance Report contained in Exhibit A relates to an origination year and sets forth the delinquency, cumulative loss and prepayment data in monthly increments beginning with the first calendar month after the end of the applicable origination year. Each monthly increment of data in each
Performance Report provides data regarding the mortgage loans from the applicable origination year, but the performance data for each monthly increment does not include performance data related to mortgage loans that were (i)
prepaid in full by the related borrower prior to the end of the related origination year, (ii) charged-off by Countrywide Home Loans prior to the end of the related origination year or (iii) sold to unaffiliated parties on a servicing-released basis prior to the end of the applicable origination year or prior to the beginning of the calendar month related to the monthly increment for which performance data is shown. Definitions related to the headings of each column of the Performance Reports have been included at the end of Exhibit A.

          We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans will be comparable to the historical prepayment, loss or delinquency experience of the mortgage loans for which performance data is included in Exhibit A. You should note how the characteristics of the mortgage loans in those origination years differ from the characteristics of the Mortgage Loans. Such differences, along with the varying economic conditions to which those mortgage loans were subject, may make it unlikely that the Mortgage Loans will perform in the same way that those mortgage loans have performed.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

          The CWABS, Inc., Asset-Backed Certificates, Series 2006-SPS2 (the
"CERTIFICATES") will consist of the Class A, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class
A-R, Class P, Class C and Class R Certificates.

          When describing the Certificates in this free writing prospectus we use the following terms:

       DESIGNATION                          CLASS OF CERTIFICATES
-------------------------   ----------------------------------------------------
Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class
                            M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
                            Class B Certificates

Fixed Rate Certificates     Subordinated Certificates

Offered Certificates        Class A Certificates, Subordinated Certificates and
                            Class A-R Certificates

Private Certificates        Class P, Class C and Class R Certificates

          The Certificates are generally referred to as the following types:

                          CLASS                                TYPE
     ----------------------------------------------   ----------------------
     Class A Certificates                             Senior/Floating Rate

     Class A-R Certificates                           REMIC Residual

     Class M-1, Class M-2, Class M-3, Class M-4,
        Class M-5, Class M-6, Class M-7, Class M-8,
        Class M-9 and Class B Certificates            Subordinate/Fixed Rate

     Class P                                          Prepayment Charges

     Class C                                          Residual

     Class R                                          Charge-off

                                       13

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may
elect to hold their Book-Entry Certificates through the Depository Trust Company
("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System
("EUROCLEAR"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of
Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry
Certificates may be held in minimum denominations representing Certificate
Principal Balances of $20,000 and integral multiples of $1 in excess thereof.
Except as set forth under "Description of the Securities--Book-Entry
Registration of Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE
CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.
Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC. See
"Description of the Securities--Book-Entry Registration of Securities" in the
base prospectus.

GLOSSARY OF TERMS

          The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

          General Definitions.

          "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

          "BUSINESS DAY" is any day other than:

               (1) a Saturday or Sunday or

               (2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

          "CERTIFICATE PRINCIPAL BALANCE" means for any class of Offered
Certificates, the aggregate outstanding principal balance of all Certificates of the class, less:

               (1) all amounts previously distributed to holders of Certificates of that class as payments of principal; and

               (2) the Applied Realized Loss Amounts allocated to the class;

          provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Offered
Certificates, the Certificate Principal Balance thereof will be increased on each

                                       14

Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of
Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class).

          After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Offered Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid
Realized Loss Amount for that class or classes. Holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any
Accrual Period preceding the Distribution Date on which the increase occurs.

          "CHARGED-OFF LOAN PROCEEDS" means any Insurance Proceeds and all other net proceeds received with respect to a Charged-off Mortgage Loan after the related Charge-off Date in connection with the partial or complete liquidation of a Charged-off Mortgage Loan (whether through trustee's sale, foreclosure sale, the auction process described under "Servicing of the Mortgage
Loans--Auction of Charged-off Mortgage Loans" or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Mortgage Loan
(net of reimbursable expenses and the related auction fee).

          "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
September 2006.

          "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

          "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan, other than a Charged-off Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (a) the unpaid principal balance of the Mortgage Loan, (b) accrued interest on the
Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan and (c) any fees or expenses payable or reimbursable to the Master Servicer.

          "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

          "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the
Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

          "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). For the avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan
Proceeds.

          "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

          "RECORD DATE" means:

                                       15

               (1) in the case of the Class A Certificates, the Business Day immediately preceding the Distribution Date, unless the Class A
          Certificates are no longer book-entry certificates, in which case the
          Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

               (2) in the case of each other class of certificates, the last
          Business Day of the month preceding the month of the Distribution
          Date.

          "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). Subsequent Recoveries do not include Charged-off Loan
Proceeds.

          Definitions related to Interest Calculations and Distributions.

          "ACCRUAL PERIOD" for any Distribution Date, means (i) for the Class A
Certificates, the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date)
to and including the day prior to the current Distribution Date and (ii) for the
Fixed Rate Certificates, the calendar month before the month of that
Distribution Date.

          "CURRENT INTEREST" with respect to each class of interest-bearing
Certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

          "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. As of the Initial
Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

          "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

               (a) Current Interest for such class with respect to prior
          Distribution Dates over

               (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

          "INTEREST DETERMINATION DATE" means for the Class A Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

          "INTEREST FUNDS" means for any Distribution Date, (1) the Interest
Remittance Amount for that Distribution Date, less (2) the Trustee Fee for that
Distribution Date.

          "INTEREST REMITTANCE AMOUNT" means with respect to any Distribution
Date:

               (a) the sum, without duplication, of:

                    (1) all scheduled interest collected during the related Due
               Period, less the related Master Servicing Fee,

                    (2) all interest on prepayments, other than Prepayment
               Interest Excess,

                    (3) all Advances relating to interest,

                    (4) all Compensating Interest,

                                       16

                    (5) all Liquidation Proceeds collected during the related
               Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                    (6) any Seller Shortfall Interest Requirement, less

               (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period.

          "NET RATE CAP" for each Distribution Date means the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted in the case of the Class A Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year.

          "NET RATE CARRYOVER" for a class of interest-bearing Certificates on any Distribution Date means the excess of:

               (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

               (2) the amount of interest the class accrued on the Distribution
          Date based on the Net Rate Cap,

          plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

          The "PASS-THROUGH MARGIN" for the Class A Certificates is as follows:

                   CLASS OF CERTIFICATES   PASS-THROUGH MARGIN
                   ---------------------   -------------------
                                               (1)     (2)
                                              -----   -----
                   Class A..............      0.160%  0.320%

----------
(1)  For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For the Accrual Period related to any Distribution Date occurring after the
     Optional Termination Date.

          "PASS-THROUGH RATE" with respect to each Accrual Period and the Class
A Certificates means a per annum rate equal to the lesser of:

               (1) One-Month LIBOR for the Accrual Period (calculated as
          described below under "--Calculation of One-Month LIBOR") plus the
          Pass-Through Margin for the class and Accrual Period, and

               (2) the Net Rate Cap for the related Distribution Date.

          "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed
Rate Certificates means a per annum rate equal to the lesser of:

               (1) the per annum fixed rate for the class set forth in the table below, and

               (2) the Net Rate Cap for the related Distribution Date.

                                       17

                    CLASS OF CERTIFICATES   PASS-THROUGH RATE
                    ---------------------   -----------------
                                               (1)      (2)
                                             ------   ------
                    Class M-1............    6.3150%  6.8150%
                    Class M-2............    6.3870%  6.8870%
                    Class M-3............    6.4860%  6.9860%
                    Class M-4............    6.8060%  7.3060%
                    Class M-5............    7.0000%  7.5000%
                    Class M-6............    7.0000%  7.5000%
                    Class M-7............    7.0000%  7.5000%
                    Class M-8............    7.0000%  7.5000%
                    Class M-9............    7.0000%  7.5000%
                    Class B..............    7.0000%  7.5000%

----------
(1)  For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For the Accrual Period related to any Distribution Date occurring after the
     Optional Termination Date.

          "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of September 2006, October 2006 and November 2006 means the sum of:

               (a) the product of (1) the excess of the aggregate Stated
          Principal Balance for the Distribution Date of all the Mortgage Loans
          in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          owned by the issuing entity at the beginning of the related Due
          Period, over the aggregate Stated Principal Balance for the
          Distribution Date of the Mortgage Loans (including the Subsequent
          Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

               (b) the product of (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

          "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

          Definitions related to Principal Calculations and Distributions.

          A "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution
Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the
Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries and Charged-off Loan Proceeds received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount, as set forth below:

                                       18

DISTRIBUTION DATE                  PERCENTAGE
--------------------------------   ---------------------------------------------
September 2008 - August 2009....   3.50% with respect to September 2008, plus an
                                   additional 1/12th of 4.35% for each month
                                   thereafter through August 2009

September 2009 - August 2010....   7.85% with respect to September 2009, plus an
                                   additional 1/12th of 2.90% for each month
                                   thereafter through August 2010

September 2010 - August 2011....   10.75% with respect to September 2010, plus
                                   an additional 1/12th of 2.25% for each month
                                   thereafter through August 2011

September 2011 - August 2012....   13.00% with respect to September 2011, plus
                                   an additional 1/12th of 0.50% for each month
                                   thereafter through August 2012

September 2012 and thereafter...   13.50%

          A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Certificates:

                                 CLASS             PERCENTAGE
                      --------------------------   ----------
                      A.........................     10.81%
                      M-1.......................     12.63%
                      M-2.......................     14.73%
                      M-3.......................     16.35%
                      M-4.......................     18.22%
                      M-5.......................     20.51%
                      M-6.......................     23.32%
                      M-7.......................     27.21%
                      M-8.......................     31.87%
                      M-9.......................     37.55%
                      B.........................     45.97%

          "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is
the excess, if any, of the Overcollateralized Amount for the Distribution Date
over the Overcollateralization Target Amount for the Distribution Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the Excess Cashflow.

          The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                  Initial Target   Stepdown Target
                                   Subordination    Subordination
                                    Percentage        Percentage
                                  --------------   ---------------
                   Class M-1...       31.65%            63.30%
                   Class M-2...       27.15%            54.30%
                   Class M-3...       24.45%            48.90%
                   Class M-4...       21.95%            43.90%
                   Class M-5...       19.50%            39.00%
                   Class M-6...       17.15%            34.30%
                   Class M-7...       14.70%            29.40%
                   Class M-8...       12.55%            25.10%
                   Class M-9...       10.65%            21.30%
                   Class B.....        8.70%            17.40%

                                       19

          The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of
Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal
Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

          "OC ADJUSTED MEASURE" means an amount equal to the sum of

               (i) 17.40% of the aggregate Stated Principal Balance of the
          Mortgage Loans for the current Distribution Date,

               (ii) the product of

                    (x) a fraction, the numerator of which is (1) an amount
               equal to the excess, if any, of the aggregate Certificate
               Principal Balance of the Class M-7, Class M-8, Class M-9 and
               Class B Certificates as of the Closing Date over the aggregate
               Certificate Principal Balance of the Class M-7, Class M-8, Class
               M-9 and Class B Certificates for the related Distribution Date and the denominator of which is (2) the sum of the Initial
               Cut-off Date Pool Principal Balance and the original Pre-Funded
               Amount, the aggregate Stated Principal Balance,

                    (y) 2, and

                    (z) the aggregate Stated Principal Balance of the Mortgage
               Loans for the current Distribution Date.

          "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

          "OC MEASURE" means an amount equal to the sum of (i) 8.70% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded
Amount, (ii) the aggregate amount of Charged-off Loan Proceeds distributed to the Class M-7, Class M-8, Class M-9 and Class B Certificates on all prior
Distribution Dates pursuant to clause (3)(B) under
"--Distributions--Distributions of Charged-off Loan Proceeds" below and (iii)
the aggregate amount of Excess Cashflow and prepayment charges distributed to the Class M-8, Class M-9 and Class B Certificates on all prior Distribution
Dates pursuant to clause (5) of the Excess Cashflow allocation described under
"--Overcollateralization Provisions" below.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on the Distribution Date
(after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount)
on the Distribution Date).

          "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is
an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the
Distribution Date.

                                       20

          "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date:

               (1) prior to the Stepdown Date, an amount equal to the OC
          Measure, and

               (2) on or after the Stepdown Date, the greater of

                    (a) the OC Adjusted Measure, and

                    (b) the OC Floor;

          provided, however, that if a Trigger Event is in effect on any
Distribution Date, the Overcollateralization Target Amount will be the sum of
(i) the Overcollateralization Target Amount as in effect for the prior
Distribution Date, (ii) the aggregate amount of Charged-off Loan Proceeds distributed to the Class M-7, Class M-8, Class M-9 and Class B Certificates on
the prior Distribution Date pursuant to clause (3)(B) under
"--Distributions--Distributions of Charged-off Loan Proceeds" below and (iii)
the aggregate amount of Excess Cashflow and prepayment charges distributed to the Class M-8, Class M-9 and Class B Certificates on the prior Distribution Date pursuant to clause (5) of the Excess Cashflow allocation described under
"--Overcollateralization Provisions" below.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the
Certificate Principal Balance of the Offered Certificates as of the Distribution
Date (after giving effect to distribution of the Principal Remittance Amount to be made on the Distribution Date) and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account.

          "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date means the sum of:

               (1) the Principal Remittance Amount for the Distribution Date,

               (2) the Extra Principal Distribution Amount for the Distribution
          Date,

               (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
          Pre-Funding Account at the end of the Funding Period (net of any
          investment income therefrom),

               minus

               (4) the Overcollateralization Reduction Amount for the
          Distribution Date.

          "PRINCIPAL REMITTANCE AMOUNT" with respect to any Distribution Date means:

               (a) the sum, without duplication, of:

                    (1) the scheduled principal collected during the related Due
               Period or advanced with respect to the Distribution Date,

                    (2) prepayments collected in the related Prepayment Period,

                    (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                    (4) the amount, if any, by which the aggregate unpaid
               principal balance of any Replacement Mortgage Loans delivered by
               Countrywide Home Loans in connection with a

                                       21

               substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans,

                    (5) all Liquidation Proceeds (to the extent that the
               Liquidation Proceeds relate to principal) and Subsequent
               Recoveries collected during the related Due Period, less

               (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

          "REALIZED LOSS" means (i) with respect to any defaulted Mortgage Loan other than a Charged-off Mortgage Loan, the excess of the Stated Principal
Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated and (ii) with respect to any
Charged-off Mortgage Loan, the Stated Principal Balance of the Charged-off
Mortgage Loan immediately preceding the related Charge-off Date.

          "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date means the average of the Sixty-Day Delinquency Rates for the Distribution
Date and the two immediately preceding Distribution Dates.

          "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

               (1) the numerator of which is the excess of:

                    (a) the aggregate Stated Principal Balance of the Mortgage
               Loans for the preceding Distribution Date over

                    (b) (i) before the Certificate Principal Balance of the
               Class A Certificates has been reduced to zero, the Certificate
               Principal Balance of the Class A Certificates, or (ii) after the
               Certificate Principal Balance of the Class A Certificates has
               been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

               (2) the denominator of which is the aggregate Stated Principal
          Balance of the Mortgage Loans for the preceding Distribution Date.

          "SENIOR PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

               (1) the Certificate Principal Balance of the Class A Certificates
          immediately prior to such Distribution Date, over

               (2) the lesser of (A) the product of approximately 26.00% and the aggregate Stated Principal Balance of the Mortgage Loans as of the Due
          Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
          (B) the aggregate Stated Principal Balance of the Mortgage Loans as of
          the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment
          Period) minus the OC Floor.

          "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage
Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage
Loans.

                                       22

          "STEPDOWN DATE" is the earlier to occur of:

               (a) the Distribution Date on which the Certificate Principal
          Balance of the Class A Certificates is reduced to zero, and

               (b) the later to occur of (x) the Distribution Date in September
          2009 and (y) the first Distribution Date on which the Certificate
          Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 26.00% of the aggregate Stated Principal Balance of the
          Mortgage Loans for the Distribution Date.

          "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for each class of Subordinated Certificates and Distribution Date means the excess of:

               (1) the sum of:

                    (a) the Certificate Principal Balance of the Class A
               Certificates (after taking into account distribution of the
               Senior Principal Distribution Target Amount for the Distribution
               Date),

                    (b) the aggregate Certificate Principal Balance of any
               classes of Subordinated Certificates that are senior to the subject class (in each case, after taking into account
               distribution of the Subordinated Class Principal Distribution
               Target Amount(s) for the senior class(es) of Certificates for the
               Distribution Date), and

                    (c) the Certificate Principal Balance of the subject class of Subordinated Certificates immediately prior to the
               Distribution Date, over

               (2) the lesser of (a) the product of (x) 100% minus the Stepdown
          Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date minus the OC
          Floor;

          provided, however, that if a class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal
Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

          "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

          "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (i)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (ii) the sum of (a) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of
that class and (ii) the Charged-off Loan Proceeds previously distributed to such class in respect of Unpaid Realized Loss Amounts.

DEPOSITS TO THE CERTIFICATE ACCOUNT

          The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

                                       23

               (1) all payments on account of principal, including Principal
          Prepayments, on the Mortgage Loans,

               (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
          Mortgage Loans, net of the related Master Servicing Fees on the
          Mortgage Loans and net of Prepayment Interest Excess,

               (3) all Insurance Proceeds, Liquidation Proceeds, Subsequent
          Recoveries and Charged-off Loan Proceeds,

               (4) all payments made by the Master Servicer in respect of
          Compensating Interest,

               (5) all payments made by a Seller in connection with the
          repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
          Pooling and Servicing Agreement,

               (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

               (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

               (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
          Account,

               (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

               (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

               (11) all Advances.

          On the Business Day prior to the Master Servicer Advance Date in each of September 2006, October 2006 and November 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
Master Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy or Insolvency May Affect the Timing
and Amount of Distributions on the Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

          The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

               (1) to pay to the Master Servicer the Master Servicing Fees on
          the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage
          Loans--Adjustment to Master Servicing Fee in Connection with Certain
          Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment
          Interest Excess for the related Prepayment Period,

                                       24

               (2) to reimburse the Master Servicer and the Trustee for
          Advances, which right of reimbursement with respect to any Mortgage
          Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds
          or Subsequent Recoveries with respect thereto but not Charged-off Loan
          Proceeds) with respect to which the Advance was made,

               (3) to reimburse the Master Servicer and the Trustee for any
          Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee and the Certificate Insurer an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

               (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies,

               (5) to pay to the Master Servicer any unpaid Master Servicing
          Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of
          reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries,
          Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto),

               (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

               (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
          Principal Remittance Amount on the related Distribution Account
          Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

               (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

               (9) to clear and terminate the Certificate Account upon
          termination of the Pooling and Servicing Agreement.

          In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the prepayment charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

          The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

                                       25

DEPOSITS TO THE DISTRIBUTION ACCOUNT

          The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

               (1) the aggregate amount remitted by the Master Servicer to the
          Trustee,

               (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
          Account, and

               (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

          The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under
"--Distributions" and may from time to time make withdrawals from the
Distribution Account:

               (1) to pay the Trustee Fee to the Trustee,

               (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

               (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

               (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made other than Charged-off Loan Proceeds and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account" above,

               (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under
          "--Withdrawals from the Certificate Account", and

               (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

                                       26

          o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

          o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of
               Countrywide Home Loans and will be remitted to Countrywide Home
               Loans as described herein.

          The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

                                       27

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE              SOURCE (2)                FREQUENCY
----------------------   -----------------------------------   ---------------   --------------------------------   ------------

FEES

Master Servicing Fee /   One-twelfth of the Servicing Fee      Compensation      Collections with respect to each        Monthly
Master Servicer          Rate multiplied by the Stated                           Mortgage Loan and any
                         Principal Balance of each Mortgage                      Liquidation Proceeds or
                         Loan other than a Charged-off                           Subsequent Recoveries
                         Mortgage Loan (3)

Additional Servicing     o    Prepayment Interest Excess (4)   Compensation      Interest collections with          Time to time
Compensation / Master                                                            respect to each Mortgage Loan
Servicer
                         o    All late payment fees,           Compensation      Payments made by obligors with     Time to time
                              assumption fees and other                          respect to the Mortgage Loans
                              similar charges (excluding
                              prepayment charges)

                         o    All investment income earned     Compensation      Investment income related to the        Monthly
                              on amounts on deposit in the                       Certificate Account and
                              Certificate Account and                            Distribution Account
                              Distribution Account

                         o    Excess Proceeds (5)              Compensation      Liquidation Proceeds and           Time to time
                                                                                 Subsequent Recoveries with
                                                                                 respect to each Mortgage Loan

                         o    10% of Charged-off Loan          Compensation      Charged-off Loan Proceeds          Time to time
                              Proceeds

Trustee Fee (the         One-twelfth of the Trustee Fee Rate   Compensation      Interest Remittance Amount              Monthly
"TRUSTEE FEE") /         multiplied by the sum of (i) the
Trustee                  aggregate Stated Principal Balance
                         of the outstanding Mortgage Loans
                         and (ii) any amounts remaining in
                         the Pre-Funding Account (excluding
                         any investment earnings thereon)
                         (6)

EXPENSES

Insurance expenses /     Expenses incurred by the Master       Reimbursement     To the extent the expenses are     Time to time
Master Servicer          Servicer                              of Expenses       covered by an insurance policy
                                                                                 with respect to the Mortgage
                                                                                 Loan

                                       28

 TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE              SOURCE (2)                FREQUENCY
----------------------   -----------------------------------   ---------------   --------------------------------   ------------

Servicing Advances /     To the extent of funds available,     Reimbursement     With respect to each Mortgage      Time to time
Master Servicer          the amount of any Servicing           of Expenses       Loan, late recoveries of the
                         Advances                                                payments of the costs and
                                                                                 expenses, Liquidation Proceeds,
                                                                                 Subsequent Recoveries,
                                                                                 Charged-off Loan Proceeds,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that Mortgage Loan
                                                                                 (7)

Indemnification          Amounts for which the Sellers, the    Indemnification   Amounts on deposit on the               Monthly
expenses / the           Master Servicer, the NIM Insurer                        Certificate Account on any
Sellers, the Master      and Depositor are entitled to                           Distribution Account Deposit
Servicer, the NIM        indemnification (8)                                     Date, following the transfer to
Insurer and the                                                                  the Distribution Account
Depositor

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage
     Loans--Adjustment to Master Servicing Fee in Connection with Certain
     Prepaid Mortgage Loans."

(4)  Prepayment Interest Excess is described above in this free writing prospectus under "Servicing of the Mortgage Loans--Servicing Compensation
     and Payment of Expenses."

(5)  Excess Proceeds is described above in this free writing prospectus under
     "--Glossary of Terms--General Definitions."

(6)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(7)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)  Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses.

                                       29

DISTRIBUTIONS

          General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

          Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal
Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the
Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

          Distributions of Prepayment Charges. Prior to the reduction of the
Acceleration Tracking Amount to zero, on each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates. On or after the time when the Acceleration
Tracking Amount has been reduced to zero, prepayment charges collected in the related Prepayment Period will be distributed, together with Excess Cashflow pursuant to clause (5) of the Excess Cashflow allocation described under
"--Overcollateralization Provisions" below, to pay principal on the Class M-8,
Class M-9 and Class B Certificates. On or after the time when the Certificate
Principal Balances of the Class M-8, Class M-9 and Class B Certificates are
reduced to zero, any prepayment charges collected in the related Prepayment
Period will be distributed to the Class P Certificates.

          The Master Servicer may not waive any prepayment charge or portion thereof unless (i) the Master Servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the Master Servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the Master
Servicer, other than as provided above, the Master Servicer will deliver to the
Trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class P Certificates or Class M-8, Class M-9
and Class B Certificates, as applicable, will be entitled to receive the amount deposited by the Master Servicer in respect of such waived prepayment charge as if such prepayment charge was made by the related borrower.

          Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Class A Certificates, any Interest Carry Forward
Amount. For each class of Subordinated Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "--Overcollateralization Provisions."

          All calculations of interest on the Class A Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

          The Pass-Through Rate for the Class A Certificates is a floating rate that may change from Distribution Date to Distribution Date. Additionally, the
Pass-Through Rate for each of the interest-bearing Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of interest-bearing Certificates will be subject to the Net Rate Cap. See the related definitions in "--Glossary of
Terms--Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

                                      EA-1

          If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the Net Rate Cap, the holders of the applicable class of Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "--Overcollateralization Provisions".

          On each Distribution Date, the Interest Funds for such Distribution
Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

               (1) to the Class A Certificates, the Current Interest and
          Interest Carry Forward Amount for such class;

               (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the Current Interest for each such class;
          and

               (3) the remaining Interest Funds, as part of the Excess Cashflow to be allocated as described under "--Overcollateralization
          Provisions" below.

          Distributions of Principal. On each Distribution Date, the Principal
Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:

               (A) to the Class A Certificates, until its Certificate Principal
          Balance is reduced to zero;

               (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until its Certificate
          Principal Balance is reduced to zero; and

               (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:

               (A) in an amount up to the Senior Principal Distribution Target
          Amount, to the Class A Certificates, until its Certificate Principal
          Balance is reduced to zero; and

               (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the Subordinated Class Principal
          Distribution Target Amount for each such class, in each case until its
          Certificate Principal Balance is reduced to zero; and

               (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

          Distributions of Charged-off Loan Proceeds. On each Distribution Date, the Charged-off Loan Proceeds received during the related Due Period, if any, will be distributed sequentially in the following order:

                                      EA-2

          (1) to the Class A Certificates, the Unpaid Realized Loss Amount for
such class (after taking into account all distributions on that Distribution
Date other than the distribution of Charged-off Loan Proceeds);

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates,
in that order, the Unpaid Realized Loss Amount for each such class (after taking into account all distributions on that Distribution Date other than the distribution of Charged-off Loan Proceeds);

          (3) any remaining Charged-off Loan Proceeds, concurrently as follows:

               (A) 50% of the remaining Charged-off Loan Proceeds, to the Class
          R Certificates;

               (B) 50% of the remaining Charged-off Loan Proceeds, in the following order of priority:

                    (i) concurrently, to the Class M-7, Class M-8, Class M-9 and
               Class B Certificates, pro rata, based on their respective
               Certificate Principal Balances, to reduce their Certificate
               Principal Balances, until their respective Certificate Principal
               Balances are reduced to zero, and

                    (ii) any remaining amount, to the Class C Certificates.

          Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate
Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing
Date for the purposes of making distributions on the Class A-R and Class P
Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class
A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Offered Certificates (as described above) and the Class C,
Class R and Class P Certificates (as provided in the Pooling and Servicing
Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

          On the Closing Date, it is expected that the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Offered
Certificates by approximately 8.70%.

          The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the interest-bearing Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the interest-bearing Certificates and the issuing entity's expenses will be used to reduce the total Certificate Principal Balance of the
Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each
Distribution Date as a payment of principal on the class or classes of
Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss
Amounts in the amount and the priority described below.

          The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (3) in
"--Distributions--Distributions of Interest" and clause (1)(C) or (2)(C), as applicable, in "--

                                      EA-3

Distributions--Distributions of Principal" and (ii) the Overcollateralization
Reduction Amount for that Distribution Date, if any.

          With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

               (1) to the class or classes of Offered Certificates then entitled to received distributions in respect of principal, to reduce their respective certificate principal balances, in an aggregate amount equal to the Extra Principal Distribution Amount, payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal" above,

               (2) to the Class A Certificates, the Unpaid Realized Loss Amount
          for such class,

               (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in each case, first in an amount equal to any Interest
          Carry Forward Amount for that class and Distribution Date, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

               (4) concurrently, to the classes of interest-bearing
          certificates, pro rata based on their respective Certificate Principal
          Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation will be distributed to each class of interest-bearing
          Certificates with respect to which there remains any unpaid Net Rate
          Carryover, pro rata, based on the amount of such remaining unpaid Net
          Rate Carryover;

               (5) if the Acceleration Tracking Amount has been reduced to zero, remaining Excess Cashflow together with available prepayment charges collected during the related Prepayment Period, concurrently, to the
          Class M-8, Class M-9 and Class B Certificates, pro rata, based on their respective Certificate Principal Balances, to reduce their
          Certificate Principal Balances, until their respective Certificate
          Principal Balances are reduced to zero;

               (6) to the Class C Certificates; and

               (7) to the Class A-R Certificates, as specified in the pooling and servicing agreement, although it is intended that the Class A-R
          Certificates will not be entitled to any distributions in excess of its Certificate Principal Balance.

          The "ACCELERATION TRACKING AMOUNT" is a notional amount initially equal to $24,450,000. Notional interest will accrue on the Acceleration Tracking
Amount during each notional interest accrual period at a rate of 6.000% per annum on the basis of a 360 day year divided into twelve 30 day months, and any notional interest that has accrued and is not reduced on a Distribution Date as provided in the following sentence will be added to the notional amount of the
Acceleration Tracking Amount on that Distribution Date. The notional interest accrual period for the Acceleration Tracking Amount will be deemed to be a period of 30 days commencing on the immediately preceding Distribution Date to and ending on the day immediately preceding the current Distribution Date, or in the case of the first Distribution Date, it will be the actual number of days from and including the Closing Date to but excluding such Distribution Date.
Notional fees will also accrue with respect to the Acceleration Tracking Amount in an amount equal to $21,000 with respect to the first Distribution Date and
$3,000 with respect to each anniversary of the first Distribution Date. On each
Distribution Date, an amount equal to the sum of (i) the aggregate amount of distributions on the Class C, Class P and Class R Certificates on such
Distribution Date and (ii) the Acceleration Limitation Interest Amount for such
Distribution Date, will be applied first, to reduce any notional fees accrued with respect to the Acceleration Tracking Amount, second, to reduce any notional interest accrued on the notional amount of the Acceleration Tracking Amount and third, to reduce the notional amount of the Acceleration Tracking Amount until the notional amount of the Acceleration Tracking Amount is reduced to zero.

          The "ACCELERATION LIMITATION INTEREST AMOUNT" for any Distribution
Date is an amount equal to the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR and (b) 5.680% over (y) 9.680%, (ii) an

                                      EA-4

amount equal to the related Notional Balance for such Distribution Date, and
(iii) the actual number of days in the related notional interest accrual period, divided by 360.

          The "NOTIONAL BALANCE" for each Distribution Date is as described in the following table:

                  MONTH OF DISTRIBUTION DATE    NOTIONAL BALANCE ($)
                ----------------------------    --------------------
                September 2006                       315,000,000
                October 2006                         305,744,111
                November 2006                        296,133,552
                December 2006                        286,202,663
                January 2007                         275,986,486
                February 2007                        265,520,883
                March 2007                           254,841,769
                April 2007                           243,986,054
                May 2007                             232,991,075
                June 2007                            221,954,584
                July 2007                            211,358,156
                August 2007                          201,207,972
                September 2007 and thereafter                  0

CALCULATION OF ONE-MONTH LIBOR

          On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Class A Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date.

          If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related Accrual Period shall be calculated in accordance with the method described in the prospectus under "Description of the
Securities--Indices Applicable to Floating Rate and Inverse Floating Rate
Classes--BBA Method."

          If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next Accrual Period will be 5.372%.

          The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

APPLIED REALIZED LOSS AMOUNTS

          If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Offered
Certificates exceeds the sum of the aggregate Stated Principal Balance of the
Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class
M-4, Class M-3, Class M-2, Class M-1 and Class A Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED
REALIZED LOSS AMOUNT."

          If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal

                                      EA-5

Balance" described in this free writing prospectus under "--Glossary of
Terms--Definitions Related to Distribution Dates and Collections."

                                      EA-6

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

                                  LOAN PROGRAMS

                                                                                        WEIGHTED                   WEIGHTED
                                                                AVERAGE     WEIGHTED    AVERAGE     WEIGHTED       AVERAGE
                    NUMBER OF      AGGREGATE        % OF       PRINCIPAL     AVERAGE   REMAINING     AVERAGE       ORIGINAL
                   STATISTICAL     PRINCIPAL    STATISTICAL     BALANCE      CURRENT    TERM TO      CREDIT        COMBINED
                     MORTGAGE       BALANCE       MORTGAGE    OUTSTANDING   MORTGAGE    MATURITY     BUREAU     LOAN-TO-VALUE
LOAN PROGRAM          LOANS       OUTSTANDING      LOANS          ($)       RATE (%)    (MONTHS)   RISK SCORE     RATIO (%)
----------------   -----------   ------------   -----------   -----------   --------   ---------   ----------   -------------

10 Year Term....          24     $    628,606       0.12%        26,192      11.521      117.62        615           71.0
15 Year Term....         366       12,610,905       2.51         34,456      11.772      174.53        621           83.5
20 Year Term....         839       29,893,257       5.94         35,630      11.617      235.82        617           88.5
30 Year Term....          16          835,343       0.17         52,209      11.292      351.45        634           98.7
30/15 Balloon...      10,314      459,162,332      91.26         44,518      11.618      176.51        637           97.6
                      ------     ------------     ------
   Total........      11,559     $503,130,444     100.00%
                      ======     ============     ======

                      ORIGINAL TERMS TO STATED MATURITY(1)

                                                                                              WEIGHTED                   WEIGHTED
                                                                     AVERAGE      WEIGHTED    AVERAGE     WEIGHTED       AVERAGE
                         NUMBER OF      AGGREGATE        % OF       PRINCIPAL     AVERAGE    REMAINING     AVERAGE       ORIGINAL
                        STATISTICAL     PRINCIPAL    STATISTICAL     BALANCE      CURRENT     TERM TO      CREDIT        COMBINED
ORIGINAL TERM             MORTGAGE       BALANCE       MORTGAGE    OUTSTANDING    MORTGAGE    MATURITY     BUREAU     LOAN-TO-VALUE
TO MATURITY (MONTHS)       LOANS       OUTSTANDING      LOANS          ($)        RATE (%)    (MONTHS)   RISK SCORE     RATIO (%)
---------------------   -----------   ------------   -----------   -----------   ---------   ---------   ----------   -------------

120..................          24     $    628,606       0.12%        26,192       11.521      117.62        615           71.0
180..................      10,680      471,773,237      93.77         44,174       11.623      176.45        636           97.2
240..................         839       29,893,257       5.94         35,630       11.617      235.82        617           88.5
360..................          16          835,343       0.17         52,209       11.292      351.45        634           98.7
                           ------     ------------     ------
   Total............       11,559     $503,130,444     100.00%
                           ======     ============     ======

----------
(1)  As of the Statistical Calculation Date, the weighted average original term to stated maturity of the Statistical Mortgage Loans was approximately 184 months.

                                       A-1

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                                           WEIGHTED
                                                                                                    WEIGHTED   WEIGHTED    AVERAGE
                                                                            AVERAGE     WEIGHTED    AVERAGE     AVERAGE    ORIGINAL
RANGE OF                        NUMBER OF      AGGREGATE        % OF       PRINCIPAL    AVERAGE    REMAINING    CREDIT     COMBINED
CURRENT MORTGAGE               STATISTICAL     PRINCIPAL    STATISTICAL     BALANCE     CURRENT     TERM TO     BUREAU     LOAN-TO-
LOAN PRINCIPAL                   MORTGAGE       BALANCE       MORTGAGE    OUTSTANDING   MORTGAGE    MATURITY     RISK       VALUE
BALANCES ($)                      LOANS       OUTSTANDING      LOANS          ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
----------------------------   -----------   ------------   -----------   -----------   --------   ---------   --------   ---------

$0.01 - $25,000.00..........       2,707     $ 54,723,894      10.88%        20,216      11.796      182.21       617       95.5
$25,000.01 - $50,000.00.....       5,438      190,746,678      37.91         35,077      11.732      181.13       628       96.7
$50,000.01 - $75,000.00.....       2,122      128,462,716      25.53         60,539      11.635      179.87       640       96.8
$75,000.01 - $100,000.00....         844       72,870,036      14.48         86,339      11.395      179.36       645       95.7
$100,000.01 - $150,000.00...         399       47,222,716       9.39        118,353      11.372      177.24       653       99.1
$150,000.01 - $200,000.00...          41        6,864,067       1.36        167,416      11.308      176.32       655       95.6
$200,000.01 - $250,000.00...           3          667,052       0.13        222,351      11.349      173.94       642       98.1
$250,000.01 - $300,000.00...           4        1,074,759       0.21        268,690      10.401      170.97       618       90.2
$450,000.01 - $500,000.00...           1          498,526       0.10        498,526      11.000      172.00       599       77.4
                                  ------     ------------     ------
   Total....................      11,559     $503,130,444     100.00%
                                  ======     ============     ======

----------
(1)  As of the Statistical Calculation Date, the average current mortgage loan principal balance of the Statistical Mortgage Loans was approximately
     $43,527.

                                       A-2

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                       WEIGHTED                 WEIGHTED
                                                                 AVERAGE    WEIGHTED   AVERAGE    WEIGHTED      AVERAGE
                         NUMBER OF    AGGREGATE       % OF      PRINCIPAL    AVERAGE  REMAINING    AVERAGE      ORIGINAL
                        STATISTICAL   PRINCIPAL   STATISTICAL    BALANCE     CURRENT   TERM TO     CREDIT       COMBINED
                         MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY    BUREAU    LOAN-TO-VALUE
STATE                      LOANS     OUTSTANDING     LOANS         ($)      RATE (%)   (MONTHS)  RISK SCORE    RATIO (%)
----------------------  -----------  -----------  -----------  -----------  --------  ---------  ----------  -------------

Alabama...............        172    $ 4,825,559      0.96%       28,056     12.168     179.95       618          97.4
Alaska................         26      1,095,230      0.22        42,124     12.620     178.00       605          99.0
Arizona...............        570     25,252,149      5.02        44,302     11.757     179.79       636          93.3
Arkansas..............          3         92,883      0.02        30,961     10.923     177.70       599         100.0
California............      1,473    110,192,841     21.90        74,808     11.168     177.45       650          95.7
Colorado..............        294     11,507,937      2.29        39,143     11.852     178.21       626          98.5
Connecticut...........        147      6,248,239      1.24        42,505     11.426     185.84       628          93.1
Delaware..............         24        802,330      0.16        33,430     12.375     178.41       608          96.1
District of Columbia..         12        670,587      0.13        55,882     11.553     183.96       636          91.2
Florida...............      1,287     58,525,594     11.63        45,474     11.871     181.11       642          96.8
Georgia...............        574     19,801,114      3.94        34,497     12.219     177.47       623          99.4
Hawaii................         37      2,909,007      0.58        78,622     11.424     176.05       657          96.6
Idaho.................        103      3,392,704      0.67        32,939     11.925     185.35       628          94.7
Illinois..............        595     25,175,573      5.00        42,312     11.821     181.28       633          98.1
Indiana...............        177      4,590,781      0.91        25,937     12.256     194.66       610          99.2
Iowa..................         59      1,820,582      0.36        30,857     12.567     178.49       618          98.6
Kansas................         94      2,593,158      0.52        27,587     12.508     183.00       617          97.6
Kentucky..............        114      3,073,165      0.61        26,958     12.291     178.20       615          98.2
Louisiana.............         79      2,280,323      0.45        28,865     12.661     180.79       616          98.5
Maine.................         34      1,173,080      0.23        34,502     11.936     191.28       623          95.9
Maryland..............        224     11,482,315      2.28        51,260     11.834     181.94       636          94.2
Massachusetts.........        219     11,945,046      2.37        54,544     11.218     184.31       629          91.8
Michigan..............        424     12,417,715      2.47        29,287     11.974     185.71       624          98.4
Minnesota.............        161      6,464,637      1.28        40,153     11.796     179.26       638          98.2
Mississippi...........         65      1,887,251      0.38        29,035     12.120     178.76       623          98.6
Missouri..............        215      6,021,716      1.20        28,008     12.377     180.52       617          98.2
Montana...............         45      1,628,910      0.32        36,198     12.296     180.95       627          95.1
Nebraska..............         27        737,400      0.15        27,311     11.985     176.14       621         100.0
Nevada................        304     16,841,758      3.35        55,401     11.710     178.17       643          98.0
New Hampshire.........         70      3,007,590      0.60        42,966     11.597     178.13       622          95.9
New Jersey............        175      8,873,924      1.76        50,708     12.321     182.55       634          93.3
New Mexico............         57      1,804,585      0.36        31,659     12.105     181.30       621          97.6
New York..............        251     15,881,468      3.16        63,273     11.603     180.50       642          95.8
North Carolina........        265      8,317,880      1.65        31,388     12.232     180.05       618          99.1
North Dakota..........         12        306,020      0.06        25,502     12.376     178.40       638         100.0
Ohio..................        283      7,603,331      1.51        26,867     11.932     178.47       621          98.6
Oklahoma..............        108      2,755,586      0.55        25,515     12.475     181.33       612          98.0
Oregon................        169      7,261,046      1.44        42,965     11.671     177.58       633          93.6
Pennsylvania..........        206      6,308,597      1.25        30,624     12.574     183.23       627          96.7
Rhode Island..........         31      1,659,763      0.33        53,541     12.024     183.68       623          91.5
South Carolina........         85      2,736,378      0.54        32,193     12.007     222.57       618          96.7
South Dakota..........         14        315,245      0.06        22,517     12.240     177.48       628         100.0
Tennessee.............        234      6,890,741      1.37        29,448     10.423     175.95       620          99.1
Texas.................        987     27,452,007      5.46        27,814      9.875     179.64       618          99.9
Utah..................        150      5,547,990      1.10        36,987     11.945     179.18       634          97.8
Vermont...............          6        144,056      0.03        24,009     13.408     185.18       597          90.7
Virginia..............        277     13,955,190      2.77        50,380     12.066     183.85       639          96.1
Washington............        444     21,122,558      4.20        47,573     11.912     178.25       631          97.0
West Virginia.........         28        803,111      0.16        28,683     12.689     181.78       614          98.2
Wisconsin.............        116      3,880,127      0.77        33,449     12.016     181.87       629          96.6
Wyoming...............         33      1,053,671      0.21        31,929     11.860     179.03       622          98.3
                           ------    ------------   ------
   Total..............     11,559    $503,130,444   100.00%
                           ======    ============   ======

----------
(1)  As of the Statistical Calculation Date, no more than approximately 0.383%
     of the Statistical Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                                       A-3

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                        WEIGHTED                 WEIGHTED
                                                                  AVERAGE    WEIGHTED   AVERAGE    WEIGHTED      AVERAGE
                         NUMBER OF     AGGREGATE      % OF       PRINCIPAL    AVERAGE  REMAINING    AVERAGE      ORIGINAL
RANGE OF ORIGINAL       STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT   TERM TO     CREDIT       COMBINED
COMBINED LOAN-TO-VALUE   MORTGAGE       BALANCE      MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY    BUREAU    LOAN-TO-VALUE
RATIOS (%)                 LOANS      OUTSTANDING     LOANS        ($)       RATE (%)   (MONTHS)  RISK SCORE    RATIO (%)
----------------------  -----------  ------------  -----------  -----------  --------  ---------  ----------  -------------

0.01-50.00............         89    $  3,795,358       0.75%      42,644     11.217     186.84       610          42.6
50.01 - 55.00.........         53       2,125,804       0.42       40,110     11.505     183.01       607          52.6
55.01 - 60.00.........         64       2,946,843       0.59       46,044     11.194     187.71       608          58.0
60.01 - 65.00.........         91       3,620,067       0.72       39,781     11.342     190.28       610          62.9
65.01 - 70.00.........        131       4,968,349       0.99       37,926     11.489     192.83       606          67.8
70.01 - 75.00.........        156       6,353,645       1.26       40,728     11.590     186.33       606          73.3
75.01 - 80.00.........        275      11,767,056       2.34       42,789     11.669     191.66       605          78.3
80.01 - 85.00.........        294      12,516,674       2.49       42,574     11.518     188.20       611          83.5
85.01 - 90.00.........        491      20,616,330       4.10       41,988     11.401     188.63       626          89.1
90.01 - 95.00.........        296      12,977,599       2.58       43,843     11.185     178.12       630          94.6
95.01 - 100.00........      9,619     421,442,720      83.76       43,814     11.659     178.84       639          99.9
                           ------    ------------     ------
   Total..............     11,559    $503,130,444     100.00%
                           ======    ============     ======

----------
(1)  As of the Statistical Calculation Date, the weighted average original
     Combined Loan-to-Value Ratio of the Statistical Mortgage Loans was
     approximately 96.63%.

                            CURRENT MORTGAGE RATES(1)

                                                                                        WEIGHTED                 WEIGHTED
                                                                  AVERAGE    WEIGHTED   AVERAGE    WEIGHTED      AVERAGE
                         NUMBER OF     AGGREGATE      % OF       PRINCIPAL    AVERAGE  REMAINING    AVERAGE      ORIGINAL
                        STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT   TERM TO     CREDIT       COMBINED
RANGE OF CURRENT         MORTGAGE       BALANCE      MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY    BUREAU    LOAN-TO-VALUE
MORTGAGE RATES (%)         LOANS      OUTSTANDING     LOANS         ($)      RATE (%)   (MONTHS)  RISK SCORE    RATIO (%)
----------------------  -----------  ------------  -----------  -----------  --------  ---------  ----------  -------------

5.501 - 6.000.........          2    $     44,948       0.01%      22,474      5.792     174.66       573           91.6
6.001 - 6.500.........          1          51,731       0.01       51,731      6.500     227.00       606          100.0
6.501 - 7.000.........          5         355,139       0.07       71,028      6.970     186.71       629           79.5
7.001 - 7.500.........          8         469,753       0.09       58,719      7.451     172.68       656           86.8
7.501 - 8.000.........          6         379,807       0.08       63,301      7.940     170.55       634           73.5
8.001 - 8.500.........         57       2,762,409       0.55       48,463      8.377     182.15       646           93.5
8.501 - 9.000.........        136       6,339,471       1.26       46,614      8.886     175.74       636           93.3
9.001 - 9.500.........        192       9,053,175       1.80       47,152      9.340     180.50       648           95.4
9.501 - 10.000........      1,353      49,188,709       9.78       36,355      9.871     178.80       634           96.9
10.001 - 10.500.......        582      31,449,969       6.25       54,038     10.359     178.83       659           95.5
10.501 - 11.000.......      1,009      51,661,021      10.27       51,200     10.859     179.21       649           95.5
11.001 - 11.500.......      1,406      71,335,498      14.18       50,736     11.327     178.93       652           97.2
11.501 - 12.000.......      1,981      90,407,218      17.97       45,637     11.815     180.88       636           96.4
12.001 - 12.500.......      1,644      71,421,157      14.20       43,444     12.297     180.58       628           97.8
12.501 - 13.000.......      1,942      74,510,583      14.81       38,368     12.794     181.21       615           97.8
13.001 - 13.500.......        699      25,009,859       4.97       35,779     13.271     182.23       612           95.7
13.501 - 14.000.......        353      12,471,534       2.48       35,330     13.746     182.44       613           95.5
Greater than 14.000...        183       6,218,465       1.24       33,981     14.500     185.39       610           96.6
                           ------    ------------     ------
   Total..............     11,559    $503,130,444     100.00%
                           ======    ============     ======

----------
(1)  As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans was approximately 11.622%
     per annum. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans net of the Master
     Servicing Fees and the Trustee Fee was approximately 11.113% per annum.

                                       A-4

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
                             STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY    BUREAU      VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

Single Family Residence....     8,150     $342,208,618     68.02%       41,989      11.664     180.63      634         96.2
Planned Unit Development.       2,136      101,643,268     20.20        47,586      11.447     179.97      632         97.2
Low-rise Condominium.....         982       41,855,868      8.32        42,623      11.736     178.78      644         98.0
Two Family Home..........         220       13,865,714      2.76        63,026      11.557     176.22      646         99.5
High-rise Condominium....          51        2,588,970      0.51        50,764      11.795     177.81      655         99.3
Three Family Home........          11          627,855      0.12        57,078      10.668     176.28      644         93.3
Manufactured Home(1).....           8          296,173      0.06        37,022      10.589     171.27      673         99.3
Four Family Home.........           1           43,978      0.01        43,978      10.650     173.00      728         95.0
                               ------     ------------    ------
   Total............           11,559     $503,130,444    100.00%
                               ======     ============    ======

----------
(1) Treated as real property.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
                             STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY    BUREAU      VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

Purchase...............         8,329     $366,208,726     72.79%       43,968      11.669     178.18      640         99.7
Refinance (cash-out)...         2,576      108,164,633     21.50        41,989      11.493     187.38      621         87.7
Refinance (rate/term)..           654       28,757,084      5.72        43,971      11.505     178.86      625         90.7
                               ------     ------------    ------
   Total...............        11,559     $503,130,444    100.00%
                               ======     ============    ======

                               OCCUPANCY TYPES(1)

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
                             STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

Owner Occupied.......          11,503     $500,760,854     99.53%       43,533      11.625     180.23      635         96.6
Secondary Residence..              31        1,337,153      0.27        43,134      11.026     175.05      666         97.6
Investment Property..              25        1,032,437      0.21        41,297      10.803     171.90      679         95.3
                               ------     ------------    ------
   Total...............        11,559     $503,130,444    100.00%
                               ======     ============    ======

-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                       A-5

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
RANGE OF                     STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
REMAINING TERMS                MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

1 - 120..............              44     $  1,004,242      0.20%       22,824      11.947     111.46      608         74.0
121 - 180............          10,660      471,397,601     93.69        44,221      11.622     176.51      636         97.2
181 - 300............             839       29,893,257      5.94        35,630      11.617     235.82      617         88.5
301 - 360............              16          835,343      0.17        52,209      11.292     351.45      634         98.7
                               ------     ------------    ------
   Total...............        11,559     $503,130,444    100.00%
                               ======     ============    ======

----------
(1)  As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Statistical Mortgage Loans was approximately 180 months.

                             DOCUMENTATION PROGRAMS

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
                             STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
DOCUMENTATION PROGRAM           LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

Full ................           8,140     $326,452,193     64.88%       40,105      11.525     181.47      620         95.0
Stated Income........           3,419      176,678,250     35.12        51,675      11.800     177.85      663         99.6
                               ------     ------------    ------
   Total...............        11,559     $503,130,444    100.00%
                               ======     ============    ======

                          CREDIT BUREAU RISK SCORES(1)

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
RANGE OF                     STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
CREDIT BUREAU RISK             MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
SCORES                          LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

801 - 820.............              5     $    174,990      0.03%       34,998      10.489     175.82      806         97.0
781 - 800.............             17          923,776      0.18        54,340      10.870     175.63      788        100.0
761 - 780.............             56        3,897,110      0.77        69,591      10.694     178.36      771         99.9
741 - 760.............             90        4,964,148      0.99        55,157      10.853     176.40      749         99.6
721 - 740.............            205       11,578,063      2.30        56,478      11.030     176.73      729         99.7
701 - 720.............            303       16,678,381      3.31        55,044      11.096     177.80      710         99.4
681 - 700.............            636       34,691,480      6.90        54,546      11.023     178.66      689         98.5
661 - 680.............          1,069       52,208,058     10.38        48,838      11.274     178.29      670         98.4
641 - 660.............          1,634       78,981,908     15.70        48,337      11.511     179.33      650         97.8
621 - 640.............          2,251      100,848,317     20.04        44,802      11.816     180.29      630         97.2
601 - 620.............          2,038       80,879,191     16.08        39,686      11.761     182.71      610         95.3
581 - 600.............          2,406       85,986,424     17.09        35,738      11.997     180.96      591         95.6
561 - 580.............            614       22,828,372      4.54        37,180      12.054     182.99      572         87.4
541 - 560.............            138        5,207,150      1.03        37,733      11.479     178.35      552         92.5
521 - 540.............             69        2,351,733      0.47        34,083      11.302     181.03      532         98.2
501 - 520.............             23          796,551      0.16        34,633      11.888     177.05      514         96.9
Less than 501.........              5          134,791      0.03        26,958      10.751     183.73      488        100.0
                               ------     ------------    ------
   Total..............         11,559     $503,130,444    100.00%
                               ======     ============    ======

----------
(1)  As of the Statistical Calculation Date, the weighted average Credit Bureau
     Risk Score of the mortgagors related to the Statistical Mortgage Loans was approximately 635.

                                       A-6

                                     GRADES

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
                             STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
GRADE                           LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

A................              10,346     $456,134,281     90.66%       44,088      11.611     180.04      637         97.1
A-...............                 202        8,880,320      1.77        43,962      11.507     182.01      611         85.8
B................                 389       15,671,161      3.11        40,286      11.686     182.08      619         89.3
C................                 354       13,581,186      2.70        38,365      11.664     182.49      616         93.7
C-...............                 265        8,718,054      1.73        32,898      12.096     179.66      614         99.9
D................                   3          145,441      0.03        48,480      11.328     177.45      653        100.0
                               ------     ------------    ------
   Total.........              11,559     $503,130,444    100.00%
                               ======     ============    ======

                            PREPAYMENT CHARGE PERIODS

                                                                                                                     WEIGHTED
                                                                                              WEIGHTED               AVERAGE
                                                                       AVERAGE     WEIGHTED   AVERAGE    WEIGHTED    ORIGINAL
                              NUMBER OF     AGGREGATE       % OF      PRINCIPAL    AVERAGE   REMAINING   AVERAGE     COMBINED
PREPAYMENT                   STATISTICAL    PRINCIPAL   STATISTICAL    BALANCE     CURRENT    TERM TO     CREDIT     LOAN-TO-
CHARGE PERIOD                  MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE  MATURITY     BUREAU      VALUE
(MONTHS)                        LOANS      OUTSTANDING     LOANS         ($)       RATE (%)   (MONTHS)  RISK SCORE  RATIO (%)
---------------------------  -----------  ------------  -----------  -----------  ---------  ---------  ----------  ---------

0................               6,252     $251,678,975     50.02%       40,256      11.726     180.89      629         96.7
12...............                 126        8,369,576      1.66        66,425      12.068     176.91      654         98.1
13...............                   1           62,578      0.01        62,578      11.000     179.00      688        100.0
24...............               2,940      143,956,216     28.61        48,965      11.690     178.93      645         99.0
30...............                   1           30,571      0.01        30,571      11.575     177.00      646        100.0
36...............               1,743       76,677,626     15.24        43,992      11.291     179.89      636         95.0
42...............                   1           24,894      0.00        24,894       9.875     351.00      596        100.0
60...............                 495       22,330,007      4.44        45,111      10.979     182.62      619         85.4
                               ------     ------------    ------
   Total.........              11,559     $503,130,444    100.00%
                               ======     ============    ======

                                       A-7

                                                                       EXHIBIT A

                             STATIC POOL INFORMATION

                                 [SEE ATTACHED]

                                      EA-1

                             CHARACTERISTICS REPORT

ORIGINATIONS DURING ORIGINATION YEAR

                             2005                2004               2003
                      -------------------------------------------------------
Loan Amount           $2,565,281,845.73   $1,796,816,701.40   $225,845,012.36
Loan Count                       55,918              41,586             5,264
Average Loan Amount   $       45,875.78   $       43,207.25   $     42,903.69

RANGE OF NOTE RATES

                                 2005                                  2004                              2003
                  ----------------------------------   -----------------------------------   ----------------------------
                                                                                                               % OF LOANS
                      PRINCIPAL       % OF LOANS (BY                        % OF LOANS (BY      PRINCIPAL          (BY
                      BALANCE AT         PRINCIPAL     PRINCIPAL BALANCE        PRINCIPAL       BALANCE AT      PRINCIPAL
                     ORIGINATION          BALANCE)       AT ORIGINATION         BALANCE)       ORIGINATION      BALANCE)
                  -------------------------------------------------------------------------------------------------------

Other             $      792,007.00         0.03%      $     3,319,253.00         0.18%      $    193,301.00       0.09%
6.001 - 6.500     $    1,287,455.30         0.05%      $     3,816,781.00         0.21%      $          0.00       0.00%
6.501 - 7.000     $    2,312,845.00         0.09%      $     9,172,849.01         0.51%      $     90,970.00       0.04%
7.001 - 7.500     $    8,422,744.80         0.33%      $     9,881,535.95         0.55%      $    568,000.00       0.25%
7.501 - 8.000     $   17,566,320.40         0.68%      $    21,069,218.11         1.17%      $  1,027,623.00       0.46%
8.001 - 8.500     $   38,406,777.58         1.50%      $    22,986,172.53         1.28%      $  1,263,216.00       0.56%
8.501 - 9.000     $   89,358,224.66         3.48%      $    80,835,019.20         4.50%      $  6,294,613.00       2.79%
9.001 - 9.500     $  124,812,977.45         4.87%      $    98,621,656.78         5.49%      $  6,705,311.08       2.97%
9.501- 10.000     $  465,868,466.52        18.16%      $   355,234,356.60        19.77%      $ 17,428,856.00       7.72%
10.001 - 10.500   $  364,591,970.70        14.21%      $   267,889,807.22        14.91%      $ 10,057,680.00       4.45%
10.501 - 11.000   $  526,153,391.11        20.51%      $   486,491,295.63        27.08%      $140,372,895.48      62.15%
11.001 - 11.500   $  419,788,174.79        16.36%      $   235,276,398.03        13.09%      $ 13,457,784.80       5.96%
11.501 - 12.000   $  321,167,994.12        12.52%      $   144,480,796.17         8.04%      $ 16,637,106.29       7.37%
12.001 - 12.500   $  111,345,158.16         4.34%      $    31,483,856.65         1.75%      $  4,747,194.71       2.10%
12.501 - 13.000   $   51,202,472.01         2.00%      $    14,962,208.36         0.83%      $  3,385,284.00       1.50%
>= 13.001         $   22,204,866.13         0.87%      $    11,295,497.16         0.63%      $  3,615,177.00       1.60%
Total             $2,565,281,845.73       100.00%      $ 1,796,816,701.40       100.00%      $225,845,012.36     100.00%

RANGE OF LOAN AMOUNTS

                                         2005                                 2004                              2003
                          ----------------------------------   ----------------------------------   ----------------------------
                                                                                                                      % OF LOANS
                              PRINCIPAL       % OF LOANS (BY                       % OF LOANS (BY      PRINCIPAL          (BY
                              BALANCE AT         PRINCIPAL     PRINCIPAL BALANCE      PRINCIPAL        BALANCE AT      PRINCIPAL
                             ORIGINATION         BALANCE)        AT ORIGINATION       BALANCE)        ORIGINATION      BALANCE)
                          ------------------------------------------------------------------------------------------------------

    0.01 - 5,000.00       $        4,200.00         0.00%      $        4,500.00         0.00%      $          0.00       0.00%
5,000.01 - 10,000.00      $       90,442.30         0.00%      $      224,290.00         0.01%      $     64,200.00       0.03%
10,000.01 - 15,000.00     $   12,648,840.50         0.49%      $   15,317,398.73         0.85%      $  1,930,912.00       0.85%
15,000.01 - 20,000.00     $   75,497,570.24         2.94%      $   59,445,943.48         3.31%      $  7,473,934.95       3.31%
20,000.01 - 25,000.00     $  138,923,225.71         5.42%      $  104,782,736.63         5.83%      $ 12,507,539.01       5.54%
25,000.01 - 30,000.00     $  207,589,329.10         8.09%      $  149,417,665.10         8.32%      $ 18,217,576.50       8.07%
30,000.01 - 40,000.00     $  402,221,670.16        15.68%      $  303,658,523.01        16.90%      $ 37,607,925.18      16.65%
40,000.01 - 50,000.00     $  325,638,211.00        12.69%      $  262,540,213.09        14.61%      $ 35,227,950.78      15.60%
50,000.01 - 60,000.00     $  296,778,861.48        11.57%      $  239,141,820.41        13.31%      $ 34,118,152.84      15.11%
60,000.01 - 80,000.00     $  496,441,343.03        19.35%      $  364,421,506.44        20.28%      $ 48,288,699.81      21.38%
80,000.01 - 100,000.00    $  337,678,220.07        13.16%      $  219,201,459.11        12.20%      $ 24,319,363.89      10.77%
100,000.01 - 150,000.00   $  238,243,838.08         9.29%      $   76,641,170.40         4.27%      $  5,886,757.40       2.61%
> 150,000.00              $   33,526,094.06         1.31%      $    2,019,475.00         0.11%      $    202,000.00       0.09%
Total                     $2,565,281,845.73       100.00%      $1,796,816,701.40       100.00%      $225,845,012.36     100.00%

                                      EA-2

                       CHARACTERISTICS REPORT (CONTINUED)

RANGE OF CREDIT BUREAU RISK SCORES

                                         2005                                 2004                              2003
                          ----------------------------------   ----------------------------------   ----------------------------
                                                                                                                         % OF
                                                                                                                         LOANS
                              PRINCIPAL       % OF LOANS (BY       PRINCIPAL       % OF LOANS (BY      PRINCIPAL         (BY
                              BALANCE AT         PRINCIPAL         BALANCE AT         PRINCIPAL        BALANCE AT      PRINCIPAL
                             ORIGINATION         BALANCE)         ORIGINATION         BALANCE)        ORIGINATION      BALANCE)
                          ------------------------------------------------------------------------------------------------------

300 - 499                 $      716,969.60         0.03%      $    1,732,204.00         0.10%      $     78,300.00       0.03%
500 - 539                 $   18,156,238.34         0.71%      $    4,947,771.40         0.28%      $     93,650.00       0.04%
540 - 579                 $  143,891,211.25         5.61%      $   35,778,870.64         1.99%      $  2,872,657.00       1.27%
580 - 619                 $  675,784,618.98        26.34%      $  404,343,687.88        22.50%      $ 37,614,236.21      16.65%
620 - 659                 $  881,798,038.96        34.37%      $  618,174,873.07        34.40%      $ 81,009,922.97      35.87%
660 - 699                 $  566,873,131.49        22.10%      $  481,085,739.35        26.77%      $ 66,921,290.58      29.63%
700 - 739                 $  193,162,055.21         7.53%      $  178,370,102.98         9.93%      $ 25,147,159.80      11.13%
>= 740                    $   84,525,459.00         3.29%      $   72,286,452.08         4.02%      $ 12,070,995.80       5.34%
Unknown                   $      374,122.90         0.01%      $       97,000.00         0.01%      $     36,800.00       0.02%
Total                     $2,565,281,845.73       100.00%      $1,796,816,701.40       100.00%      $225,845,012.36     100.00%

Weighted Average FICO                   642                                  652                                659

RANGE OF CLTVS

                                         2005                                 2004                              2003
                          ----------------------------------   ----------------------------------   ----------------------------
                                                                                                                         % OF
                                                                                                                         LOANS
                               PRINCIPAL      % OF LOANS (BY       PRINCIPAL       % OF LOANS (BY      PRINCIPAL          (BY
                              BALANCE AT         PRINCIPAL         BALANCE AT         PRINCIPAL        BALANCE AT      PRINCIPAL
                             ORIGINATION          BALANCE)        ORIGINATION         BALANCE)        ORIGINATION       BALANCE)
                          ------------------------------------------------------------------------------------------------------

0.001 -50.000             $   19,406,410.30         0.76%      $    8,081,532.60         0.45%      $  2,282,108.80       1.01%
50.001 -60.000            $   12,311,587.20         0.48%      $    4,102,628.49         0.23%      $    783,851.00       0.35%
60.001 -70.000            $   26,530,271.35         1.03%      $    8,999,452.20         0.50%      $  2,019,194.00       0.89%
70.001 -80.000            $   55,829,649.04         2.18%      $   22,894,195.99         1.27%      $  5,340,985.89       2.36%
80.001 - 90.000           $  118,392,344.44         4.62%      $   55,152,062.76         3.07%      $ 11,624,251.79       5.15%
90.001 - 100.000          $2,329,886,667.74        90.82%      $1,694,582,012.57        94.31%      $202,471,592.07      89.65%
100.001 - 103.000         $    1,995,735.66         0.08%      $    2,151,007.79         0.12%      $    938,563.81       0.42%
103.001 - 125.000         $      850,180.00         0.03%      $      782,309.00         0.04%      $    349,465.00       0.15%
Unknown                   $       79,000.00         0.00%      $       71,500.00         0.00%      $     35,000.00       0.02%
Total                     $2,565,281,845.73       100.00%      $1,796,816,701.40       100.00%      $225,845,012.36     100.00%

Weighted Average CLTV               97.44                                  98.35                              97.32

DOCUMENTATION TYPE

                                         2005                                 2004                              2003
                          ----------------------------------   ----------------------------------   ----------------------------
                                                                                                                         % OF
                                                                                                                        LOANS
                              PRINCIPAL       % OF LOANS (BY        PRINCIPAL      % OF LOANS (BY      PRINCIPAL          (BY
                              BALANCE AT         PRINCIPAL         BALANCE AT         PRINCIPAL        BALANCE AT      PRINCIPAL
                             ORIGINATION         BALANCE)         ORIGINATION         BALANCE)        ORIGINATION       BALANCE)
                          ------------------------------------------------------------------------------------------------------

Full                      $1,579,472,119.62        61.57%      $  999,992,951.93        55.65%      $134,478,207.55      59.54%
Unknown                   $      202,316.00         0.01%      $      237,400.00         0.01%      $     18,900.00       0.01%
Simple                                 0.00         0.00%      $       22,500.00         0.00%      $    470,548.00       0.21%
Stated                    $  981,976,004.41        38.28%      $  796,563,849.47        44.33%      $ 90,877,356.81      40.24%
Stated Income/Stated
   Assets                 $    3,631,405.70         0.14%      $            0.00         0.00%      $          0.00       0.00%
Total                     $2,565,281,845.73       100.00%      $1,796,816,701.40       100.00%      $225,845,012.36     100.00%

                                      EA-3

                       CHARACTERISTICS REPORT (CONTINUED)

PURPOSE

                                       2005                                   2004                              2003
                      --------------------------------------   ----------------------------------   ---------------------------
                                                                                                                         % OF
                                                                                   % OF LOANS (BY      PRINCIPAL      LOANS (BY
                      PRINCIPAL BALANCE     % OF LOANS (BY     PRINCIPAL BALANCE      PRINCIPAL        BALANCE AT     PRINCIPAL
                        AT ORIGINATION    PRINCIPAL BALANCE)     AT ORIGINATION       BALANCE)        ORIGINATION      BALANCE)
                      -----------------   ------------------   -----------------   --------------   ---------------   ---------

Purchase              $1,859,801,561.17          72.50%        $1,358,676,838.40        75.62%      $188,852,233.88     83.62%
Cashout Refinance     $  578,254,987.23          22.54%        $  353,977,188.95        19.70%      $ 31,883,990.79     14.12%
Rate/Term Refinance   $  127,225,297.33           4.96%        $   84,162,674.05         4.68%      $  5,108,787.69      2.26%
Total                 $2,565,281,845.73         100.00%        $1,796,816,701.40       100.00%      $225,845,012.36    100.00%

OCCUPANCY

                                       2005                                   2004                              2003
                      --------------------------------------   ----------------------------------   ---------------------------
                                                                                                                         % OF
                                                                                   % OF LOANS (BY      PRINCIPAL      LOANS (BY
                      PRINCIPAL BALANCE     % OF LOANS (BY     PRINCIPAL BALANCE      PRINCIPAL        BALANCE AT     PRINCIPAL
                        AT ORIGINATION    PRINCIPAL BALANCE)     AT ORIGINATION       BALANCE)        ORIGINATION      BALANCE)
                      -----------------   ------------------   -----------------   --------------   ---------------   ---------

Owner Occupied        $2,556,763,645.76          99.67%        $1,796,148,639.40        99.96%      $224,917,332.36     99.59%
Non-Owner Occupied    $    4,772,737.32           0.19%        $      475,571.00         0.03%      $    841,750.00      0.37%
2nd/Vacation          $    3,745,462.65           0.15%        $      192,491.00         0.01%      $     85,930.00      0.04%
Total                 $2,565,281,845.73         100.00%        $1,796,816,701.40       100.00%      $225,845,012.36    100.00%

PROPERTY TYPE

                                       2005                                   2004                              2003
                      --------------------------------------   ----------------------------------   ---------------------------
                                                                                                                         % OF
                                                                                   % OF LOANS (BY      PRINCIPAL      LOANS (BY
                      PRINCIPAL BALANCE     % OF LOANS (BY     PRINCIPAL BALANCE      PRINCIPAL        BALANCE AT     PRINCIPAL
                        AT ORIGINATION    PRINCIPAL BALANCE)     AT ORIGINATION       BALANCE)        ORIGINATION      BALANCE)
                      -----------------   ------------------   -----------------   --------------   ---------------   ---------

Single Family         $1,724,621,035.47          67.23%        $1,292,592,624.91        71.94%      $173,667,622.26     76.90%
Manufactured Home     $      491,343.00           0.02%        $       25,000.00         0.00%      $     25,005.00      0.01%
Lo-rise Condo         $  216,661,709.10           8.45%        $  149,838,760.65         8.34%      $ 17,460,358.00      7.73%
Hi-rise Condo         $   13,059,865.50           0.51%        $    2,916,085.00         0.16%      $    228,080.00      0.10%
2 Units               $   75,617,717.90           2.95%        $   21,923,430.00         1.22%      $    545,080.00      0.24%
Hotel Condo           $      139,370.00           0.01%        $            0.00         0.00%      $     16,320.00      0.01%
3 Units               $    3,210,825.00           0.13%        $       46,000.00         0.00%      $    383,300.00      0.17%
4 Units               $      829,945.00           0.03%        $       58,500.00         0.00%      $    144,150.00      0.06%
5+ Units              $            0.00           0.00%        $       34,400.00         0.00%
Planned Unit          $  530,602,694.76          20.68%        $  329,381,900.84        18.33%      $ 33,375,097.10     14.78%
Development
Co-operative          $       47,340.00           0.00%        $            0.00         0.00%      $          0.00      0.00%
Total                 $2,565,281,845.73         100.00%        $1,796,816,701.40       100.00%      $225,845,012.36    100.00%

                                      EA-4

                   PERFORMANCE REPORT - ORIGINATION YEAR 2003

                                             1 PAYMENT                1 PAYMENT
DISTRIBUTION      ACTUAL                        DELQ      1 PAYMENT      DELQ
   MONTH       POOL ASSETS    ACTUAL UPB    # OF ACCTS    DELQ BAL      BAL %
------------   -----------   ------------   ----------   ----------   ---------

 05/31/2006         776      $ 24,682,642       20       $  514,411     2.08%
 04/30/2006         834      $ 26,641,114       23       $  749,073     2.81%
 03/31/2006         881      $ 28,351,984       26       $  750,983     2.65%
 02/28/2006         941      $ 30,926,621       38       $1,264,095     4.09%
 01/31/2006       1,001      $ 33,513,167       41       $1,242,279     3.71%
 12/31/2005       1,074      $ 36,239,708       41       $1,323,414     3.65%
 11/30/2005       1,222      $ 41,644,198       56       $1,936,252     4.65%
 10/31/2005       1,354      $ 46,715,126       58       $1,856,574     3.97%
 09/30/2005       1,459      $ 50,847,748       42       $1,577,298     3.10%
 08/31/2005       1,583      $ 55,871,438       53       $1,827,116     3.27%
 07/31/2005       1,742      $ 62,329,012       52       $1,869,962     3.00%
 06/30/2005       1,857      $ 66,772,920       65       $2,354,919     3.53%
 05/31/2005       2,022      $ 73,464,911       59       $2,059,388     2.80%
 04/30/2005       2,170      $ 79,603,327       52       $1,752,065     2.20%
 03/31/2005       2,342      $ 87,629,055       64       $2,400,985     2.74%
 02/28/2005       2,548      $ 96,434,275       67       $2,526,003     2.62%
 01/31/2005       2,734      $104,777,436       65       $2,544,230     2.43%
 12/31/2004       2,931      $113,911,885       62       $2,353,455     2.07%
 11/30/2004       3,206      $126,088,016       83       $3,435,130     2.72%
 10/31/2004       3,469      $138,981,627       69       $2,688,136     1.93%
 09/30/2004       3,741      $152,122,027       72       $2,734,298     1.80%
 08/31/2004       3,969      $163,356,808       68       $2,345,699     1.44%
 07/31/2004       4,182      $173,911,872       61       $2,472,951     1.42%
 06/30/2004       4,382      $183,053,379       50       $2,121,184     1.16%
 05/31/2004       4,566      $192,026,172       59       $2,402,681     1.25%
 04/30/2004       4,709      $198,974,150       33       $1,384,878     0.70%
 03/31/2004       4,845      $205,852,322       38       $1,535,283     0.75%
 02/29/2004       4,969      $211,844,894       42       $1,950,847     0.92%
 01/31/2004       5,034      $214,992,496       41       $1,519,914     0.71%

               2 PAYMENT    2 PAYMENT                3 PAYMENT                3 PAYMENT
DISTRIBUTION   DELQ # OF      DELQ       2 PAYMENT   DELQ # OF    3 PAYMENT      DELQ
   MONTH         ACCTS         BAL      DELQ BAL %     ACCTS      DELQ BAL      BAL %
------------   ---------   ----------   ----------   ---------   ----------   ---------

 05/31/2006        15      $  488,805      1.98%          9      $  246,699     1.00%
 04/30/2006        14      $  375,750      1.41%          7      $  240,114     0.90%
 03/31/2006        11      $  352,071      1.24%         13      $  357,662     1.26%
 02/28/2006        19      $  611,533      1.98%         10      $  253,660     0.82%
 01/31/2006        19      $  687,990      2.05%         15      $  528,086     1.58%
 12/31/2005        26      $  916,791      2.53%         20      $  585,501     1.62%
 11/30/2005        33      $  985,955      2.37%         18      $  650,378     1.56%
 10/31/2005        22      $  823,284      1.76%         22      $  643,093     1.38%
 09/30/2005        31      $  921,984      1.81%         14      $  509,778     1.00%
 08/31/2005        30      $1,036,564      1.86%         22      $  911,419     1.63%
 07/31/2005        36      $1,245,044      2.00%         22      $  693,159     1.11%
 06/30/2005        26      $  734,216      1.10%         28      $  953,538     1.43%
 05/31/2005        33      $1,042,084      1.42%         28      $1,111,319     1.51%
 04/30/2005        35      $1,175,745      1.48%         16      $  662,414     0.83%
 03/31/2005        27      $1,056,470      1.21%         18      $  870,227     0.99%
 02/28/2005        32      $1,278,380      1.33%         20      $  941,687     0.98%
 01/31/2005        31      $1,258,988      1.20%         30      $1,427,550     1.36%
 12/31/2004        39      $1,765,548      1.55%         29      $  963,133     0.85%
 11/30/2004        39      $1,473,787      1.17%         28      $1,100,513     0.87%
 10/31/2004        38      $1,397,009      1.01%         22      $  812,271     0.58%
 09/30/2004        31      $  977,695      0.64%         20      $  751,255     0.49%
 08/31/2004        29      $1,001,168      0.61%         19      $  843,559     0.52%
 07/31/2004        28      $1,106,392      0.64%         25      $  996,507     0.57%
 06/30/2004        32      $1,248,462      0.68%         18      $  669,269     0.37%
 05/31/2004        22      $  827,911      0.43%         15      $  535,489     0.28%
 04/30/2004        22      $  985,702      0.50%         15      $  745,719     0.37%
 03/31/2004        18      $  868,200      0.42%         11      $  521,239     0.25%
 02/29/2004        17      $  766,087      0.36%          7      $  320,879     0.15%
 01/31/2004         9      $  475,814      0.22%          5      $  372,761     0.17%

                                      EA-5

             PERFORMANCE REPORT - ORIGINATION YEAR 2003 (CONTINUED)

               4 +                                                                                              # OF
             PAYMENT               4+                                                                           ACCTS
               DELQ  4+ PAYMENT PAYMENT PRE-FCL           PRE-FCL DELQ              DELQ                        PAID
DISTRIBUTION  # OF      DELQ      DELQ    # OF   PRE-FCL   DELQ   TOTAL DELQ TOTAL TOTAL   REO                 OFF IN CUMULATIVE
    MONTH      ACCTS     BAL     BAL %   ACCTS     BAL     BAL %  COUNT    UPB      BAL % COUNT  REO UPB REO %  MONTH  NET LOSS
------------ ------- ---------- ------- ------- -------- -------- ----- ---------- ------ ----- -------- ----- ------ -----------

05/31/2006      83   $2,831,118  11.47%     5   $133,460   0.54%   132  $4,214,493 17.07%    9  $278,464 1.13%    51  -$6,182,817
04/30/2006      92   $3,054,981  11.47%     5   $138,738   0.52%   141  $4,558,656 17.11%   10  $302,090 1.13%    43  -$5,898,156
03/31/2006      96   $3,172,255  11.19%     2   $106,909   0.38%   148  $4,739,880 16.72%   11  $348,807 1.23%    56  -$5,674,951
02/28/2006      99   $3,417,607  11.05%     0   $      0   0.00%   166  $5,546,895 17.94%   13  $451,694 1.46%    54  -$5,387,778
01/31/2006     100   $3,288,836   9.81%     2   $ 67,626   0.20%   177  $5,814,817 17.35%   15  $592,203 1.77%    66  -$5,135,656
12/31/2005      99   $3,345,416   9.23%     2   $ 69,021   0.19%   188  $6,240,143 17.22%   16  $626,326 1.73%    84  -$4,935,828
11/30/2005      99   $3,351,983   8.05%     4   $187,880   0.45%   210  $7,112,448 17.08%   15  $593,864 1.43%   122  -$4,685,019
10/31/2005      97   $3,444,301   7.37%     2   $122,111   0.26%   201  $6,889,363 14.75%   18  $720,375 1.54%    95  -$4,302,489
09/30/2005      98   $3,564,029   7.01%     4   $204,912   0.40%   189  $6,778,001 13.33%   17  $723,503 1.42%   112  -$2,452,681
08/31/2005     101   $3,691,214   6.61%     4   $173,408   0.31%   210  $7,639,721 13.67%   15  $620,268 1.11%   144  -$2,256,665
07/31/2005     110   $4,235,744   6.80%     4   $173,408   0.28%   224  $8,217,317 13.18%    9  $371,213 0.60%   113  -$2,078,784
06/30/2005      95   $3,884,173   5.82%     5   $166,389   0.25%   219  $8,093,235 12.12%   10  $394,923 0.59%   149  -$1,997,103
05/31/2005      96   $3,859,003   5.25%     3   $ 60,851   0.08%   219  $8,132,645 11.07%   10  $374,712 0.51%   141  -$1,812,661
04/30/2005      98   $3,909,948   4.91%     5   $116,101   0.15%   206  $7,616,273  9.57%   11  $435,410 0.55%   170  -$1,662,684
03/31/2005      92   $3,615,539   4.13%     7   $222,031   0.25%   208  $8,165,252  9.32%   12  $459,202 0.52%   195  -$1,657,442
02/28/2005      96   $3,668,871   3.80%     9   $302,576   0.31%   224  $8,717,517  9.04%   10  $417,879 0.43%   181  -$1,560,800
01/31/2005      85   $3,088,040   2.95%     8   $280,290   0.27%   219  $8,599,098  8.21%   10  $426,297 0.41%   191  -$1,374,091
12/31/2004      75   $2,913,890   2.56%     6   $194,584   0.17%   211  $8,190,610  7.19%    9  $385,304 0.34%   268  -$1,342,734
11/30/2004      65   $2,557,448   2.03%     4   $141,372   0.11%   219  $8,708,250  6.91%    4  $201,554 0.16%   257  -$1,331,090
10/31/2004      60   $5,577,559   1.85%     2   $ 79,359   0.06%   191  $7,554,334  5.44%    2  $122,298 0.09%   262  -$1,178,786
09/30/2004      60   $2,647,155   1.74%     4   $167,392   0.11%   187  $7,277,795  4.78%    1  $ 28,445 0.02%   221    -$870,383
08/31/2004      49   $2,189,537   1.34%     8   $362,685   0.22%   173  $6,742,648  4.13%    2  $105,442 0.06%   206    -$848,485
07/31/2004      39   $1,867,884   1.07%     4   $160,361   0.09%   157  $6,604,095  3.80%    2  $105,442 0.06%   193    -$690,259
06/30/2004      31   $1,552,633   0.85%     5   $197,700   0.11%   136  $5,789,248  3.16%    1  $ 76,997 0.04%   179    -$537,094
05/31/2004      27   $1,440,927   0.75%    10   $416,445   0.22%   133  $5,623,453  2.93%    1  $ 76,997 0.04%   134    -$477,573
04/30/2004      25   $1,235,303   0.62%     8   $289,088   0.15%   103  $4,640,690  2.33%    0  $      0 0.00%   130    -$206,394
03/31/2004      26   $1,357,193   0.66%     4   $123,840   0.06%    97  $4,405,755  2.14%    0  $      0 0.00%   112     -$89,894
02/29/2004      22   $1,201,512   0.57%     2   $ 60,352   0.03%    90  $4,299,677  2.03%    0  $      0 0.00%    64     -$71,396
01/31/2004      22   $1,063,314   0.50%     0   $      0   0.00%    77  $3,451,803  1.61%    0  $      0 0.00%    50           $0

TOTAL ORIGINATIONS                    AGGREGATE
DURING ORIGINATION                   ORIGINATION
    YEAR 2003        # OF ASSETS       BALANCE
------------------   -----------   ---------------
                        5,264      $225,845,012.36

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                      EA-6

                   PERFORMANCE REPORT - ORIGINATION YEAR 2004

                                         1                              2                              3
                                      PAYMENT       1          1     PAYMENT                  2     PAYMENT       3          3
              ACTUAL                    DELQ     PAYMENT    PAYMENT    DELQ                PAYMENT    DELQ     PAYMENT    PAYMENT
DISTRIBUTION   POOL       ACTUAL        # OF      DELQ        DELQ     # OF    2 PAYMENT     DELQ     # OF       DELQ       DELQ
    MONTH     ASSETS       UPB         ACCTS       BAL       BAL %    ACCTS     DELQ BAL    BAL %    ACCTS        BAL      BAL %
------------  ------  --------------  -------  -----------  -------  -------  -----------  -------  -------  -----------  -------

 05/31/2006    7,623  $  288,605,512    272    $10,407,475   3.61%     173    $ 6,062,233   2.10%      94    $ 3,571,173   1.24%
 04/30/2006    8,163  $  311,220,469    307    $11,372,346   3.65%     146    $ 5,500,374   1.77%      94    $ 3,495,342   1.12%
 03/31/2006    8,526  $  327,928,560    251    $ 9,487,221   2.89%     155    $ 5,818,646   1.77%     123    $ 4,834,497   1.47%
 02/28/2006    8,963  $  347,943,777    299    $12,012,132   3.45%     193    $ 7,166,211   2.06%     150    $ 5,534,453   1.59%
 01/31/2006    9,371  $  366,708,749    359    $13,009,203   3.55%     188    $ 7,025,935   1.92%     159    $ 6,172,639   1.68%
 12/31/2005    9,839  $  389,188,937    372    $13,435,309   3.45%     222    $ 8,487,149   2.18%     176    $ 6,821,440   1.75%
 11/30/2005   25,695  $1,016,640,414    796    $29,571,505   2.91%     503    $18,136,231   1.78%     300    $10,943,804   1.08%
 10/31/2005   27,166  $1,084,407,628    812    $28,761,291   2.65%     400    $15,026,200   1.39%     288    $11,442,904   1.06%
 09/30/2005   28,756  $1,158,322,923    680    $25,241,560   2.18%     387    $14,992,432   1.29%     240    $ 9,321,781   0.80%
 08/31/2005   30,351  $1,233,932,894    665    $25,782,356   2.09%     345    $13,199,116   1.07%     229    $ 9,508,301   0.77%
 07/31/2005   32,140  $1,318,202,798    677    $25,680,122   1.95%     343    $14,468,783   1.10%     232    $ 9,439,488   0.72%
 06/30/2005   33,591  $1,387,048,146    615    $24,660,379   1.78%     337    $13,761,106   0.99%     189    $ 7,446,463   0.54%
 05/31/2005   35,092  $1,459,021,597    592    $23,892,936   1.64%     275    $11,252,592   0.77%     184    $ 7,949,018   0.54%
 04/30/2005   36,330  $1,518,870,426    525    $21,395,308   1.41%     235    $ 9,967,293   0.66%     158    $ 6,386,545   0.42%
 03/31/2005   37,385  $1,572,444,597    466    $18,860,984   1.20%     213    $ 8,585,511   0.55%     140    $ 5,747,757   0.37%
 02/28/2005   38,409  $1,623,901,201    442    $17,643,435   1.09%     216    $ 9,182,596   0.57%     150    $ 5,803,372   0.36%
 01/31/2005   39,058  $1,657,695,674    427    $18,178,942   1.10%     217    $ 8,326,217   0.50%     138    $ 5,973,350   0.36%

                                      EA-7

             PERFORMANCE REPORT - ORIGINATION YEAR 2004 (CONTINUED)

                 4 +
               PAYMENT                   4+        PRE-                   PRE-
                 DELQ     4+ PAYMENT   PAYMENT     FCL                    FCL     DELQ
DISTRIBUTION     # OF        DELQ        DELQ      # OF      PRE-FCL      DELQ   TOTAL
    MONTH       ACCTS        BAL        BAL %     ACCTS        BAL       BAL %   COUNT
------------   -------   -----------   -------   -------   ----------   ------   -----

 05/31/2006      555     $21,088,396     7.31%      31     $1,525,164     0.53%  1,125
 04/30/2006      591     $22,614,188     7.27%      47     $2,199,126     0.71%  1,185
 03/31/2006      601     $23,234,829     7.09%      31     $1,340,092     0.41%  1,161
 02/28/2006      621     $24,570,744     7.06%      13     $  709,148     0.20%  1,276
 01/31/2006      633     $24,183,903     6.59%      18     $  860,018     0.23%  1,357
 12/31/2005      599     $23,654,627     6.08%      13     $  646,328     0.17%  1,382
 11/30/2005      867     $33,819,530     3.33%      20     $1,094,808     0.11%  2,486
 10/31/2005      766     $29,860,190     2.75%      17     $  974,131     0.09%  2,283
 09/30/2005      671     $26,705,231     2.31%      18     $1,058,771     0.09%  1,996
 08/31/2005      599     $24,110,061     1.95%      11     $  631,732     0.05%  1,849
 07/31/2005      501     $20,358,071     1.54%      14     $  668,512     0.05%  1,767
 06/30/2005      439     $18,591,030     1.34%      13     $  591,224     0.04%  1,593
 05/31/2005      375     $15,722,851     1.08%       7     $  306,365     0.02%  1,433
 04/30/2005      310     $13,035,632     0.86%      10     $  462,881     0.03%  1,238
 03/31/2005      279     $11,815,915     0.75%      11     $  530,263     0.03%  1,109
 02/28/2005      211     $ 8,983,844     0.55%      18     $  843,315     0.05%  1,037
 01/31/2005      137     $ 5,470,294     0.33%      13     $  561,967     0.03%    932

                                                                  # OF
                                                                  ACCTS
                   DELQ       DELQ                                 PAID
DISTRIBUTION      TOTAL      TOTAL    REO                         OFF IN   CUMULATIVE NET
    MONTH          UPB       BAL %   COUNT     REO UPB    REO %    MONTH        LOSS
------------   -----------   -----   -----   ----------   -----   ------   --------------

 05/31/2006    $42,654,441   14.78%   48     $1,879,434   0.65%      331    -$13,573,170
 04/30/2006    $45,181,376   14.52%   52     $1,941,616   0.62%      315    -$10,835,246
 03/31/2006    $44,715,285   13.64%   70     $2,828,150   0.86%      387     -$9,176,438
 02/28/2006    $49,992,688   14.37%   70     $2,802,918   0.81%      348     -$8,294,529
 01/31/2006    $51,251,698   13.98%   67     $2,773,118   0.76%      417     -$7,414,351
 12/31/2005    $53,044,853   13.63%   63     $2,579,492   0.66%      504     -$6,356,747
 11/30/2005    $93,565,878    9.20%   58     $2,385,045   0.23%    1,409     -$6,065,448
 10/31/2005    $86,064,716    7.94%   60     $2,217,342   0.20%    1,524     -$5,701,808
 09/30/2005    $77,319,775    6.68%   63     $2,379,201   0.21%    1,525     -$4,507,494
 08/31/2005    $73,231,566    5.93%   51     $2,065,356   0.17%    1,710     -$3,591,414
 07/31/2005    $70,614,976    5.36%   46     $1,769,133   0.13%    1,397     -$2,865,584
 06/30/2005    $65,050,202    4.69%   35     $1,348,745   0.10%    1,448     -$2,438,804
 05/31/2005    $59,123,762    4.05%   28     $  992,372   0.07%    1,194     -$1,832,094
 04/30/2005    $51,247,659    3.37%   26     $  963,997   0.06%    1,012     -$1,514,211
 03/31/2005    $45,540,430    2.90%   24     $  944,085   0.06%      984     -$1,169,519
 02/28/2005    $42,456,562    2.61%   19     $  697,789   0.04%      628     -$1,046,824
 01/31/2005    $38,510,770    2.32%   12     $  503,619   0.03%      461       -$778,279

TOTAL ORIGINATIONS                     AGGREGATE
DURING ORIGINATION                    ORIGINATION
     YEAR 2004       # OF ASSETS        BALANCE
------------------   -----------   -----------------
                        41,586     $1,796,816,701.40

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                      EA-8

                   PERFORMANCE REPORT - ORIGINATION YEAR 2005

                                            1                                   2
                                         PAYMENT       1            1      PAYMENT
               ACTUAL                      DELQ     PAYMENT      PAYMENT     DELQ
DISTRIBUTION    POOL        ACTUAL         # OF       DELQ         DELQ      # OF
    MONTH      ASSETS         UPB         ACCTS       BAL          BAL %     ACCTS
------------   ------   --------------   -------   -----------   -------   -------

 05/31/2006    18,950   $  833,912,890     573     $25,476,296     3.06%     340
 04/30/2006    21,761   $  961,922,829     616     $25,957,408     2.70%     348
 03/31/2006    35,638   $1,623,760,034     676     $30,789,761     1.90%     364
 02/28/2006    36,289   $1,658,580,523     659     $30,684,150     1.85%     337
 01/31/2006    36,774   $1,686,352,850     638     $28,248,487     1.68%     300

                                          3
                    2           2      PAYMENT        3           3
                 PAYMENT     PAYMENT     DELQ      PAYMENT     PAYMENT
DISTRIBUTION       DELQ        DELQ      # OF        DELQ        DELQ
    MONTH          BAL         BAL %     ACCTS       BAL        BAL %
------------   -----------   -------   -------   -----------   -------

 05/31/2006    $14,496,506     1.74%     247     $11,536,196    1.38%
 04/30/2006    $16,384,928     1.70%     239     $11,239,502    1.17%
 03/31/2006    $17,505,977     1.08%     227     $11,007,138    0.68%
 02/28/2006    $15,947,611     0.96%     218     $10,073,530    0.61%
 01/31/2006    $14,099,399     0.84%     216     $ 9,682,976    0.57%

             PERFORMANCE REPORT - ORIGINATION YEAR 2005 (CONTINUED)

                 4 +
               PAYMENT        4+          4+
                 DELQ      PAYMENT     PAYMENT   PRE-FCL                PRE-FCL    DELQ
DISTRIBUTION     # OF        DELQ        DELQ     # OF       PRE-FCL      DELQ    TOTAL
    MONTH       ACCTS        BAL        BAL %     ACCTS        BAL        BAL %   COUNT
------------   -------   -----------   -------   -------   ----------   -------   -----

05/31/2006       683     $32,619,458     3.91%      29     $1,554,858     0.19%   1,872
04/30/2006       610     $28,912,219     3.01%      32     $1,692,946     0.18%   1,845
03/31/2006       534     $24,557,375     1.51%      22     $1,278,938     0.08%   1,823
02/28/2006       457     $20,573,883     1.24%      11     $  716,130     0.04%   1,682
01/31/2006       361     $15,937,428     0.95%      11     $  769,149     0.05%   1,526

                                                                   # OF
                                                                   ACCTS
                   DELQ       DELQ                                 PAID
DISTRIBUTION      TOTAL      TOTAL    REO        REO              OFF IN    CUMULATIVE
    MONTH          UPB       BAL %   COUNT       UPB      REO %    MONTH     NET LOSS
------------   -----------   -----   -----   ----------   -----   ------   -----------

05/31/2006     $85,683,314   10.27%    19    $  684,035    0.08%    455    -$5,394,281
04/30/2006     $84,187,003    8.75%    19    $  655,053    0.07%    401    -$2,671,294
03/31/2006     $85,139,189    5.24%    23    $1,139,342    0.07%    608    -$  938,435
02/28/2006     $77,995,304    4.70%    18    $  998,610    0.06%    457    -$  424,089
01/31/2006     $68,737,439    4.08%    18    $1,007,830    0.06%    342    -$  209,788

TOTAL ORIGINATIONS                     AGGREGATE
DURING ORIGINATION                    ORIGINATION
     YEAR 2005       # OF ASSETS        BALANCE
------------------   -----------   -----------------
                        55,918     $2,565,281,845.73

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                      EA-9

PERFORMANCE REPORT DEFINITIONS

Actual UPB
     Unpaid principal balance ("UPB") as of the month-end for all active accounts

1 Payment Delq # of Accts
     Number of accounts delinquent more than 29 and less than 60 days, for the respective month, not including foreclosure or Real Estate Owned ("REO")

1 Payment Delq Bal
     UPB for accounts delinquent more than 29 and less than 60 days, for the respective month, not including foreclosure or REO

1 Payment Delq Bal %
     Percentage of accounts delinquent more than 29 and less than 60 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

2 Payment Delq # of Accts
     Number of accounts delinquent more than 59 and less than 90 days, for the respective month, not including foreclosure or REO

2 Payment Delq Bal
     UPB for accounts delinquent more than 59 and less than 90 days, for the respective month, not including foreclosure or REO

2 Payment Delq Bal %
     Percentage of accounts delinquent more than 59 and less than 90 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

3 Payment Delq # of Accts
     Number of accounts delinquent more than 89 and less than 120 days, for the respective month, not including foreclosure or REO

3 Payment Delq Bal
     UPB for accounts delinquent more than 89 and less than 120 days, for the respective month, not including foreclosure or REO

3 Payment Delq Bal %
     Percentage of accounts delinquent more than 89 and less than 120 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

                                      EA-10

4 Payment Delq # of Accts
     Number of accounts delinquent more than 119 days, for the respective month, not including foreclosure or REO

4 Payment Delq Bal
     UPB for accounts delinquent more than 119 days, for the respective month, not including foreclosure or REO

4 Payment Delq Bal %
     Percentage of accounts delinquent more than 119 days in relationship to the
     Actual UPB, for the respective month, not including foreclosure or REO

Pre-FCL # of Accts
     Number of loans in the pre-foreclosure process, not including foreclosure or REO

Pre-FCL Bal
     UPB for loans in the pre-foreclosure process, not including foreclosure or
     REO

Pre-FCL Delq Bal %
     Percentage of accounts in the foreclosure process in relationship to the
     Actual UPB, for the respective month, not including foreclosure or REO

Delq Total Count
     Combined total number of all delinquent accounts 30 days delinquent through pre-foreclosure, for the respective month, not including foreclosure or REO

Delq Total UPB
     Total UPB for all delinquent accounts 30 days delinquent through pre-foreclosure, for the respective month, not including foreclosure or REO

Delq Total Bal %
     Percentage of all delinquent accounts 30 days delinquent through pre-foreclosure relative to the Actual UPB, for the respective month, not including foreclosure or REO

REO Count
     Number of Accounts in the REO and post-foreclosure process, for the respective month

REO UPB
     UPB for accounts in the REO and post-foreclosure process, for the respective month

REO %
     Percentage of accounts in the REO and post-foreclosure process relative to the Actual UPB, for the respective month

                                      EA-11

# of Accts Paid Off in Month
     Number of accounts that paid-off in the respective month (does not include accounts that were sold to unaffiliated parties or charged-off by
     Countrywide)

Cumulative Net Loss
     The cumulative sum for all losses for all realized losses for all accounts from deal inception after taking into account mortgage insurance proceeds, up to the respective month

NOTE: The delinquency calculation methods used are:

     Office of Thrift Supervision (OTS)

     1 Payment Delq includes loans that are 30-59 Days Delinquent.

     2 Payment Delq includes loans that are 60-89 Days Delinquent.

     3 Payment Delq includes loans that are 90-119 Days Delinquent.

     4+ Payment Delq includes loans that are more than 119 Days Delinquent.

                                      EA-12